                      Licensed Book Publishing Agreement

                                    Between

                          Disney Licensed Publishing

                                      and

                     Golden Books Publishing Company, Inc.

                           Dated September 26, 1997

                                                       INDEX

                                                                                                               Page
1.   DEFINITIONS..................................................................................................1
         1.1   "Licensed Property"................................................................................1
         1.2   "Book".............................................................................................1
         1.3   "Term".............................................................................................1
         1.4   "Distribution Period"..............................................................................1
         1.5   "Territory"........................................................................................1
         1.6   "Royalties"........................................................................................1
         1.7   "Royalty Payment Period"...........................................................................4
         1.8   [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission]....................................................................4
         1.9   "Guarantee"........................................................................................5
         1.10   "Promotion Commitment"............................................................................6
         1.11   "Affiliate".......................................................................................7
         1.12   "Laws"............................................................................................7
         1.13   "Suppliers".......................................................................................7
         1.14   [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission]....................................................................8

2.   GRANT OF RIGHTS..............................................................................................8

3.   ADVANCE.....................................................................................................13

4.   GUARANTEE...................................................................................................13

5.   PUBLICATION, PRESS RUN & FREE COPIES........................................................................13

6.   CONTENT.....................................................................................................14

7.   PRE-PRODUCTION APPROVALS....................................................................................14

8.   APPROVAL OF PRODUCTION SAMPLES..............................................................................16

9.   THIRD PARTY APPROVALS.......................................................................................17

10.   COMPLIANCE WITH APPLICABLE LAWS AND STANDARDS..............................................................18

11.   PRINTING AND/OR MANUFACTURING BY THIRD PARTIES.............................................................21

12.   ADVERTISING................................................................................................22

13.   PROMOTION COMMITMENT.......................................................................................22



                                     -i-

14.   COMMON MARKETING FUND......................................................................................23

15.   OWNERSHIP..................................................................................................24

16.   COPYRIGHT NOTICE...........................................................................................26

17.   REGISTRATIONS..............................................................................................27

18.   UNLICENSED USE OF LICENSED PROPERTY........................................................................27

19.   WARRANTIES AND INDEMNITIES.................................................................................28

20.   INSURANCE..................................................................................................30

21.   STATEMENTS AND PAYMENT OF ROYALTIES........................................................................30

22.   INTEREST...................................................................................................34

23.   AUDITS AND MAINTAINING RECORDS.............................................................................34

24.   WITHDRAWAL OF LICENSED MATERIAL............................................................................35

25.   TERMINATION................................................................................................35

26.   RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION......................................................37

27.   NON-ASSIGNABILITY..........................................................................................39

28.   NOTICES....................................................................................................42

29.   MUSIC......................................................................................................43

30.   GOODWILL...................................................................................................43

31.   RELATIONSHIP...............................................................................................43

32.   CONSTRUCTION...............................................................................................43

33.   MODIFICATIONS OR EXTENSIONS OF THIS AGREEMENT..............................................................44

34.   RESERVATION OF RIGHTS......................................................................................44

35.   WAIVERS....................................................................................................44

36.   SEVERABILITY...............................................................................................44

37.   CHOICE OF LAW AND FORUM....................................................................................44


                                     -ii-

38.   EQUITABLE RELIEF...........................................................................................44

39.   POWER TO SIGN..............................................................................................45

40.   CONFIDENTIALITY............................................................................................45

41.   PREVIOUS AGREEMENTS........................................................................................46

42.   SURVIVAL OF OBLIGATIONS....................................................................................46


                      LICENSED BOOK PUBLISHING AGREEMENT


This book publishing license agreement (the "Agreement") dated September 26, 1997, is made by and between Disney Book Publishing, Inc., doing business as Disney Licensed Publishing ("Licensor") located at 500 S. Buena Vista Street, Burbank, California 91521 and GOLDEN BOOKS PUBLISHING COMPANY, INC., A WHOLLY-OWNED SUBSIDIARY OF GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. ("Licensee") located at 888 Seventh Avenue, New York, NY 10019.

1.       DEFINITIONS

         1.1 "LICENSED PROPERTY" means the characters set forth in Schedule A, which is attached hereto and incorporated herein by this reference. It is hereby mutually acknowledged and agreed that the Licensed Property shall not include any characters the publishing rights to which Licensor does not own and that Licensee's use of the Licensed Property is subject to Licensor's rights of approval as more fully set forth in this Agreement.

         1.2 "BOOK" means the book(s) described in Schedules B and C, which are attached hereto and incorporated herein by this reference, in the English language as developed by Licensee. For purposes of this Agreement, the term "Book" shall not include educational books or educational workbooks.

         1.3 "TERM" means the period commencing October 1, 1997, and ending December 31, 2001. Subject to Subparagraph 2.7 below, the Term shall not be extended or continued beyond such date, by implication or otherwise, than by a separate written agreement newly entered into.

         1.4 "DISTRIBUTION PERIOD" means the following period during which the Book shall be distributed and available for purchase in the distribution channels authorized pursuant to Subparagraph 2.3 below: October 1, 1997 through the end of the Term, and any extension thereof. Without limiting the foregoing, Licensee agrees to use its best efforts to distribute any Book the publication of which is tied to the release (or re-release) in any medium (e.g., home video and motion picture) of a Disney-branded feature animation or live action movie on or about the official release date for the overall licensing program established for that movie, but in no event prior to such official release date.

         1.5      "TERRITORY" means Canada, the United States, United
                  States PX's wherever located, and United States territories and possessions, excluding Puerto Rico, Guam, Commonwealth of Northern Mariana Islands and Palau.

         1.6      "ROYALTIES" means a royalty in the amounts set forth below:



                  (i) The royalty rates set forth in Schedule C, which is attached hereto and

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997


                           incorporated herein by this reference.

                  (ii) On sublicenses (all sublicenses are subject to Licensor's prior written approval pursuant to Subparagraph 27.4 below), Licensee shall pay Licensor a royalty rate of [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission] of Licensee's Net Invoiced Billings for such sales of the Book;

                  (iii) For sales of the Book to book clubs, book fairs, schools, libraries and other educational outlets (all of which are subject to Licensor's prior written approval) and "special" sales (i.e., sales of the Book outside of the distribution channels set forth herein for which Licensee must obtain Licensor's prior written approval), a royalty rate of [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission] of Licensee's Net Invoiced Billings if the sales are based on a sublicense sale, or [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission] of the applicable royalty rate for sales made on an "inventory/all-in basis" (i.e., when the Book is sold directly from Licensee's inventory stock to the purchaser).

                  (iv) For sales of "Golden Value" versions of the Book, for which Licensee must obtain Licensor's prior written approval, a royalty rate of [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission] of the applicable royalty rate as set forth in Schedule C hereto.

                  (v) "NET INVOICED BILLINGS" means the following: actual invoiced billings (i.e., gross sales quantity multiplied by Licensee's selling price) for copies of the Book sold, and all other receivables of any kind whatsoever, received in payment for the Book, whether received by Licensee or any of Licensee's Affiliates, except as provided in Subparagraph 1.6(vi) below, less "Allowable Deductions" as hereinafter defined. The following are not part of Net Invoiced Billings: invoiced charges for transportation of the Book within the Territory which are separately identified on the sales invoice, and sales taxes.

                  (vi) "ALLOWABLE DEDUCTIONS" means the following: volume discounts, and other discounts from the invoice price (or post-invoice credits) unilaterally imposed in the regular course of business by Licensee's customers, so long as Licensee documents such discounts (or credits) to Licensor's satisfaction. In the event a documented unilateral discount (or credit) is taken with respect to combined sales of the Book and other products not licensed by Licensor, and Licensee cannot document the portion of the discount (or credit) applicable to the Book, Licensee may apply only a pro

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997



                           rata portion of the discount (or credit) to the Book. Unilateral discounts or credits are never deductible if they represent items listed hereinbelow.

                           Without limiting the generality of the
                           foregoing, the following are not Allowable
                           Deductions, whether granted on sales invoices or unilaterally imposed as discounts or as post-invoice credits: cash discounts granted as terms of payment; early payment discounts; allowances or discounts relating to advertising; costs incurred in manufacturing, importing, selling or advertising the Book; freight costs incorporated in the selling price; and uncollectible accounts. Commencing on October 1, 1998, the following are not Allowable Deductions: mark down allowances, new store allowances, defective goods allowances or allowances taken by customers in lieu of returning goods.

                  (vii) Notwithstanding anything in this Agreement to the contrary, during the period commencing October 1, 1997 through December 31, 1997, Licensee shall pay royalties for sales of the Book based on the royalty rates set forth in Paragraph 3 of that certain Publishing License between Western Publishing Company, Inc. and The Disney Publishing Group dated October 23, 1992 (the "1992 Publishing License Agreement"). Effective as of January 1, 1998, Licensee shall pay Royalties for sales of the Book based on the royalty rates set forth in this Subparagraph 1.6. Similarly, notwithstanding anything in this Agreement to the contrary, during the period commencing October 1, 1997 through December 31, 1997, Licensee shall pay royalties for sales of the Magic Slate(R) products licensed pursuant to that certain agreement between Western Publishing Group, Inc. and Disney Licensed Publishing dated February 16, 1995, as amended, pursuant to the royalty rates set forth in Subparagraph 1.G. of that agreement.

                  (viii) No Royalties will be payable on copies of the Book that are provided gratis for review, promotion, advertising, sample, or similar purposes intended to promote the Book, which copies are not intended for sale, up to a maximum of five hundred (500) copies of each title of the Book. In addition, no Royalties will be payable on free copies provided to Licensor pursuant to Subparagraph 5.3 of this Agreement.

                  (ix) It is intended that the royalty on sales of the Book covered by Subparagraphs 1.6 (ii), (iii), and
                           (iv) above which require the approval of Licensor shall be agreed in writing when such sale is approved. If it is not so agreed in writing, the royalty payable shall be the same as would be payable if the Book had been sold through the distribution channels authorized in Subparagraph
                           2.3 below. Licensee shall submit all requests for approval for proposed sales of the Book covered by Subparagraphs 1.6(ii), (iii), and (iv) to the Vice-President of Disney Licensed Publishing
                           (or his or her designee) on the form attached hereto as Exhibit 5, which form may change from time to time. Licensor shall endeavor to indicate its approval or disapproval of such requests in a timely manner, but such approvals should be sought as early as possible.

                  (x) With respect to copies of the Book sold in Canada, the foregoing Royalties shall be computed based on the corresponding price of the Book as sold in the United States.

                  (xi) Royalties reported on sales of the Book which have been returned to Licensee for credit or refund and on which a refund has been made or credit memo issued may be credited against Royalties due. The credit shall be taken in the Royalty Payment Period in which the refund is given or credit memo issued. Unused credits may be carried forward, but in no event shall Licensee be entitled to a refund of Royalties.

         1.7 "ROYALTY PAYMENT PERIOD" means each calendar monthly period during the Term, and during the Sell-off Period, if any.

         1.8 [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

         1.9 "GUARANTEE" means the following sum(s) which Licensee agrees and guarantees to pay Licensor as minimum Royalties on sales of the Book for the following periods during the Term:

                  (i) Seven million three hundred seventy thousand United States Dollars (U.S. $7,370,000.00) for the period commencing January 1, 1998, and ending September 30, 1998; and

                  (ii) Eleven million six hundred seventy thousand United States Dollars (U.S. $11,670,000.00) for the period commencing October 1, 1998, and ending September 30, 1999; and

                  (iii) Thirteen million three hundred forty thousand United States Dollars (U.S. $13,340,000.00) for the period commencing October 1, 1999, and ending September 30, 2000; and

                  (iv) Fifteen million three hundred forty thousand United States Dollars (U.S. $15,340,000.00) for the period commencing October 1, 2000, and ending September 30, 2001; and five million two hundred eighty thousand United States Dollars (U.S. $5,280,000.00) for the period commencing October 1, 2001, and ending December 31, 2001, unless the Term of the Agreement is extended pursuant to Subparagraph 2.7 below; and

                  (v) In the event the Term of the Agreement is extended pursuant to Subparagraph 2.7 below, sixteen million six hundred seventy thousand United States Dollars (U.S. $16,670,000.00) for the period commencing October 1, 2001, and ending September 30, 2002; and

                  (vi) In the event the Term of the Agreement is extended pursuant to Subparagraph 2.7 below, five million six hundred ten thousand United

                           States Dollars (U.S. $5,610,000.00) for the period commencing October 1, 2002, and ending December 31, 2002.

                  Licensee may apply Royalties earned from sales of the Book (i.e., any authorized format utilizing any Licensed Property) towards meeting the respective Guarantees set forth hereinabove. However, any Royalties earned which exceed the Guarantee amount for one Guarantee period may not be applied towards meeting the Guarantee for any other Guarantee period. Notwithstanding anything in this Agreement to the contrary, if the Term of this Agreement is extended pursuant to Subparagraph 2.7 below, Licensee may apply Royalties earned which exceed the Guarantee for the period October 1, 2001, and ending September 30, 2002 towards meeting the Guarantee for the period October 1, 2002, and ending December 31, 2002. If the Term is not extended, Licensee may apply Royalties earned which exceed the Guarantee for the period October 1, 2000, and ending September 30, 2001 towards meeting the Guarantee for the period October 1, 2001, and ending December 31, 2001.

         1.10 "PROMOTION COMMITMENT" means the following promotional and marketing support which Licensee agrees to provide for the
                  Book:

                  (i) Licensee shall include the Book in its catalog, if any, in accordance with the following: the catalogs shall have a separate page or pages showing all new formats and titles. The Book shall in addition to being included in the main index of the catalog be separately indexed in an index listing all formats and titles of the Book. All such catalog pages are subject to Licensor's prior written approval.

                  (ii) Licensee shall make available point-of-purchase marketing support materials for all new theatrical and video releases and, as it deems appropriate, for Disney-animated television programs and brand programs covered by the Book. All such marketing support materials are subject to Licensor's prior written approval.

                  (iii) Licensee shall endeavor to conduct two (2) major Territory-wide in-store marketing promotions for any of the character(s) included in the Licensed Property, at Licensee's sole discretion, during each year of the Term, and any extension thereof, and Licensor will contribute without charge creative and marketing direction assistance for such annual promotions.

                           Notwithstanding the foregoing, Licensee
                           acknowledges the importance to Licensor of supporting the Disney-animated feature releases. All such promotions are subject to Licensor's prior written approval.

                  (iv) Twice each calendar year, Licensee agrees to provide Licensor with a detailed sales, marketing, and creative program (the "Program") specifying how Licensee intends to support and promote each of the character classes in the Licensed Property (i.e., the "A" , "B" and "C" Properties as set forth in Schedule A hereto) in a manner and at a level commensurate with (a) the extensive publishing rights granted to Licensee hereunder, and (b) Licensee's status as Licensor's principal licensed publisher for the Book. Licensee shall use its best efforts to implement the Program presented to Licensor, with the goal of meeting Licensor's expectation and intention that Licensee will actively and mutually support each of the character classes in the Licensed Property in approximately the following ratios: [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission]. License shall provide Licensor with complete copies of all materials utilized in presenting the Program.

                  (v) All requests for approval required under this Subparagraph 1.10 shall be sought by Licensee as early as possible and should include all information necessary to allow Licensor to make an informed decision. Licensor shall endeavor to indicate its approval or disapproval of such requests in a timely manner.

         1.11 "AFFILIATE" means, with regard to Licensee, any corporation or other entity which directly or indirectly controls, is controlled by, or is under common control with Licensee; with regard to Licensor, "Affiliate" means any corporation or other entity which directly or indirectly controls, or is controlled by, or is under common control with, Disney Enterprises, Inc. "Control" of an entity shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of such entity, whether through ownership of voting securities, by contract or otherwise.

         1.12 "LAWS" means any and all applicable laws, rules, and regulations, including but not limited to, local and national laws, rules and regulations, treaties, voluntary industry standards, association laws, codes or other obligations pertaining to any of Licensee's activities under this Agreement, including but not limited to those applicable to the manufacture, pricing, sales and/or distribution of the Book.

         1.13 "SUPPLIERS" means any of Licensee's third-party manufacturers and suppliers (and their sub-manufacturers and suppliers) which reproduce or use the Licensed Property in the Book, or components of the Book, and/or which assemble the Book.

         1.14 [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

2.       GRANT OF RIGHTS

         2.1 Subject to the terms and conditions of this Agreement, and in consideration for Licensee's promise to pay and Licensee's payment of all Royalties, Fees, Advances, Guarantees, and Common Marketing Fund payments required hereunder, Licensor hereby grants to Licensee, during the Term, the non-exclusive right throughout the Territory, to create, print, bind, market, advertise, publish, and sell the English language version(s) of the Book. Licensee shall have the right to publish Licensee's existing backlist of "Sturdy Shape" titles of the Book, plus up to six (6) new "Sturdy Shape" versions of the Book per each year of the Term; provided, however, that no "Sturdy Shape" versions of the Book (including backlist titles) may utilize the Licensed Property "WINNIE THE POOH". For purposes of the preceding sentence, "backlist titles" shall include all "Sturdy Shape" titles being published by Licensee as of the date of this Agreement. The Licensed Property shall include Licensee's backlist of titles to the Book; provided, however, that prior to such publication, Licensor shall have the opportunity to review the backlist and may require Licensee to update the artwork and/or any other creative aspects of the Book (including, but not limited to, the interior art and covers) so as to be fresh and current, to conform to all new or updated publishing reference material guidelines, to comply with any material changes in character art styles or standards introduced by Licensor, to conform with all material branding initiatives of Licensor, or to maintain all art quality standards as required by Licensor, to be determined solely at Licensor's discretion, so long as such creative aspect(s) of the Book were not previously approved by Licensor within the preceding twenty-four (24) months. During the first twelve (12) months of the Term, the parties hereby agree to conduct a review of the backlist of those titles of the Book which Licensee intends to seek approval for publication pursuant to this Agreement. Licensor shall not unreasonably withhold its approval of backlist titles submitted by Licensee. Notwithstanding the foregoing, Licensee may continue to publish those backlist titles or group of backlist titles which Licensee is actively publishing as of the date of this Agreement until such time as Licensor notifies Licensee of its desire to exercise the approval rights set forth hereinabove with respect to a title or group of titles.

         2.2 Notwithstanding that this Agreement is non-exclusive, Licensee shall be the principal licensed publisher for the Book. The parties recognize that Licensee's status as principal licensed publisher for the Book gives rise to certain mutual responsibilities commensurate with the financial commitment being made by Licensee and the scope of properties being licensed by Licensor under this Agreement. On Licensee's part, principal licensed publisher means that, during the Term, Licensee agrees to exercise actively the rights granted hereunder, to use its best efforts to maximize sales of the Book in the Territory during the Term (or any renewal thereof), and to support the Licensed Property and each of the properties contained therein in a focused, substantive, and meaningful way, but at a minimum, not less than as set forth in Subparagraph 1.10 above. Further, Licensee agrees that if Licensee (or any Publishing Affiliate of Licensee) enters into another license agreement for any other major animated or live action motion picture which is anticipated to be a significant media event with high-profile promotional, advertising, and marketing campaigns, and the term of such license agreement overlaps with the Term (or any extension thereof) of this Agreement, Licensee shall use its best efforts to ensure that Licensee's commitment to the Licensed Property is not adversely impacted and that the Licensed Property receives the appropriate priority. On Licensor's part, principal licensed publisher means that, during the Term, [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

                  Further, and notwithstanding that this Agreement is non-exclusive, and provided that Licensee has satisfactorily performed the terms and conditions of this Agreement, and paid all sums due Licensor hereunder, Licensee shall have the right of first refusal, during the Term to publish in the English language in the Territory,

                  [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission]. Licensee's right of first refusal does not extend to any product which, in whole or in part, falls outside of Licensor's customary licensed publishing business, which is published, manufactured or licensed or being published, manufactured or licensed by Licensor's Affiliates or which is part of a promotional license agreement between Licensor or its Affiliates and a third-party promotion partner. Without limiting the generality of item 1(c) above in this paragraph, [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

                  Licensor will notify Licensee in writing, if Licensor, in its absolute discretion, determines to license such additional book formats. If Licensee fails to notify Licensor in writing of its election to exercise this right of first refusal for any given format submitted to Licensee for consideration within thirty (30) days from the date upon which Licensor notifies Licensee of such format, or if the parties are unable to agree upon any material terms or conditions specific to such format after attempting in good faith to do so within thirty (30) days after Licensee notifies Licensor of its intent to exercise its right of first refusal, Licensor shall have the full right to license a third party to publish the new formats without further obligation to Licensee. For purposes of clarity, any books licensed to Licensee by Licensor under this right of first refusal shall be subject to a separate written agreement to be mutually negotiated by the parties, and shall not be included within the meaning of "Book" under this Agreement and shall not apply towards meeting Licensee's Advance and Guarantee obligations under this Agreement. Further, Licensor shall not be obligated to offer to Licensee, as part of Licensee's right of first refusal, any color and activity or storybook concepts or ideas to the extent such disclosure violates any applicable Laws, professional obligations customary in the publishing industry, and/or, based on a reasonable and good faith determination by Licensor, constitutes confidential proprietary information or trade secrets of Licensor or a third party.

         2.3 The Book may be sold only to department stores, gift stores, specialty retail stores, mass market stores, discount stores, supermarkets, drug stores, convenience stores, toy stores, airport stores, warehouse clubs, major and independent book stores and book store chains, wholesalers and jobbers, and book wholesalers and jobbers who may sell to schools, libraries and other educational outlets. If there is a question as to whether a particular customer falls within any of the categories specified above, Licensor's determination shall be binding. Licensee may not sell the Book to retailers that sell the Book on a duty-free basis, or to wholesalers for resale to such retailers, unless such retailer or wholesaler has a then-current license agreement with Licensor or an Affiliate of Licensor permitting it to make such duty-free sales. In addition, the Book may not be sold by direct marketing methods, which include, but are not limited to, computer on-line selling, home shopping television programs, direct mail and door-to-door solicitation. Licensee shall make all solicitations, sales and collections solely in its own name and in accordance with all applicable Laws. Licensee agrees not to sell the Book, including any part or adaptation thereof, otherwise than as herein provided without Licensor's prior written approval.

         2.4 The Book shall not be used or sold to others for use as a giveaway, fundraiser, or to customers for inclusion in another product, or for lotteries, premiums, promotions, sweepstakes, or advertising purposes in connection with other publications or articles, or to sell other products, without the prior written consent of Licensor.

         2.5 The prohibition of computer on-line selling referenced in Subparagraph 2.3 above includes, but is not limited to, the display, promotion or offering of the Book in or on any on-line venues (e.g. Websites), except as specifically permitted in the following two sentences. With Licensor's prior written permission, the Book approved by Licensor may be displayed and promoted on Disney-controlled on-line venues, only within the Territory. Licensee may sell the Book to retailers, within the channels of distribution authorized pursuant to Subparagraph 2.3, who sell the Book in or on such retailer's own Website. In the event any such retailer is displaying and/or selling the Book in an unauthorized manner, Licensee agrees to cooperate with Licensor in Licensor's efforts to prohibit such unauthorized activity.

         2.6 Licensee recognizes and acknowledges the vital importance to Licensor of the characters and other proprietary material owned and created by The Walt Disney Company and its Affiliates (collectively referred to herein as "Disney") and the association of the Disney name with them. In order to prevent the denigration of Disney's products and the value of their association with the Disney name, and in order to ensure the dedication of Licensee's best efforts to preserve and maintain that value, Licensee agrees that, during the Term and any extension thereof, Licensee will neither itself manufacture, advertise, promote, merchandise, display, package, sell and/or distribute (nor permit any sublicensee, distributor or other person or entity to do so) (a) any non-Disney product, in such a manner as to imply an association with Disney and/or its proprietary material,
                  (b) any published product which contains any artwork or other representation not owned by Disney, but which Licensor determines, in its reasonable discretion, is confusingly similar to Disney characters or other Disney proprietary material, (c) any book which contains any non-Disney owned images of a character for which there is a Disney-owned image, or (d) any product containing material which

                  Licensor determines, in its sole discretion, is lewd, lascivious, obscene, offensive, defamatory or otherwise injurious to Disney or the Disney name, business, products, or proprietary material. [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

         2.7 Provided that Licensee has complied with all terms and conditions of this Agreement, including without limitation Subparagraph 1.10(iv) above, and Licensee has met its Guarantee obligation, as set forth in Subparagraph 1.9 above, for the period commencing October 1, 1999, and ending September 30, 2000, this Agreement shall renew for an additional twelve (12) month period commencing on January 1, 2002, and ending December 31, 2002.

         2.8 Licensor may during the Term of this Agreement determine to license a new category of educational workbooks. In the event Licensor agrees to do so, prior to licensing the publication of such books, Licensor shall provide Licensee with the opportunity to present proposals to become a licensed publisher for this new product category . For purposes of clarity, any educational workbooks licensed to Licensee by Licensor under this Subparagraph shall be subject to a separate written agreement to be mutually negotiated by the parties, and shall not be included within the meaning of "Book" under this Agreement and shall not apply towards meeting Licensee's Advance and Guarantee obligations under this Agreement.

         2.9 As further consideration for the licensing rights granted to Licensee hereunder, Licensee shall issue to Licensor a Warrant granting Licensor the right to purchase the number of shares of common stock in Golden Books Family Entertainment, Inc., specified in that certain Warrant Agreement of even date herewith (the "Warrant Agreement"), to be executed by Licensor and Licensee contemporaneously with the execution of this Agreement.

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

3.       ADVANCE

         3.1 Licensee agrees to pay to Licensor the Advance, which shall be on account of Royalties accruing during the Term only, and only with respect to sales in the Territory; provided, however, that if any part of the Advance is specified in



                  Subparagraph 1.8 above as applying to any period less than the Term, such part shall be on account of Royalties accruing during such lesser period only. If said Royalties should be less than the Advance, no part of the Advance shall be refundable.

         3.2 Royalties accruing during the Sell-off Period, if any, or any extension of the Term shall not be offset against the Advance, unless otherwise agreed in writing. Subject to Subparagraph 1.9 above, Royalties accruing during any extension of the Term or any other term shall be offset only against an advance paid with respect to such extended term.

4.       GUARANTEE

         4.1 Licensee shall, with Licensee's statement of account for the last Royalty Payment Period of each Guarantee period set forth in Subparagraph 1.9 above, pay Licensor the amount, if any, by which Royalties paid with respect to sales in the Territory during the Guarantee period fall short of the amount of the Guarantee for that period. In addition, Licensee shall, with Licensee's statement of account for the last Royalty Payment Period of the Term, or immediately upon termination if the Agreement is terminated prior to the expiration of the Term, pay Licensor the amount, if any, by which Royalties paid with respect to sales in the Territory during the Term fall short of the amount of the cumulative Guarantee.

         4.2 Advances, if any, applicable to Royalties due on sales in the period to which the Guarantee relates shall apply towards meeting the respective Guarantees for those periods set forth in Subparagraph 1.9.

5.       PUBLICATION, PRESS RUN & FREE COPIES

         5.1 Licensee agrees to exercise actively the rights granted herein. Licensee shall publish the Book and shall keep a sufficient quantity and selection of titles of the Book in print and available for purchase in the distribution channels authorized pursuant to Subparagraph 2.3 above, during the Term of this Agreement, in order to, at a minimum, comply with Licensee's obligations as set forth in Subparagraphs 1.10 and 2.2 above. Licensee shall notify Licensor in writing of the publication date(s) of the Book ninety (90) days prior to such publication date(s).

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997


         5.2 Licensee agrees to print a minimum number of copies of the Book during the Term sufficient to meet the requirements of the Program.

         5.3 Licensee agrees to furnish to Licensor, free of charge, one hundred (100) copies of each title of the Book from the first shipment of the Book, and to sell to Licensor at fifty percent (50%) below the published retail price any reasonable quantities of additional copies which Licensor requires for purposes other than resale; provided, however, that if Licensor desires to purchase more than five hundred
                  (500) copies of any title of the Book, Licensor shall advise Licensee of the reasons for such purchase. Licensor agrees not to purchase more than five hundred (500) copies of any title of the Book solely for purposes of giving away such copies to the public for free, without Licensee's prior written consent. Two (2) of the free copies shall be delivered by Licensee directly to Licensor's legal department for copyright registration purposes, attention Copyright Paralegal, The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-6365.

6.       CONTENT

         All creative costs for the Book shall be borne by Licensee. Notwithstanding the foregoing, Licensor agrees to cooperate with Licensee in the preparation of the artwork and text for the Book. To that end, Licensor agrees to make a good faith attempt to provide Licensee such pre-existing artwork, textual, reproduction materials, and reference materials in Licensor's possession as may be available and which Licensor and Licensee deem suitable for inclusion in the Book. Licensee acknowledges that Licensor may charge Licensee for the cost of the foregoing materials or other costs incurred in connection with the preparation of the Book. Licensor shall make reasonable, good faith attempts to provide Licensee with prior notice of any such charges, including the estimated amounts thereof. Estimates of the charges for such materials are available upon request.

7.       PRE-PRODUCTION APPROVALS

         7.1 All aspects of the Book and its contents (the "Materials"), including without limitation, concepts, format and size, quality of paper, textual, artistic and photographic content, printing, cover, notices (e.g., copyright, trademark, logos), dust jacket (if any), slip case (if any), audio elements (if any), non-printed components (e.g., PVCs, toys) (if any), and title, shall be subject to Licensor's prior review and written approval. Approval or disapproval of the Materials shall lie in Licensor's sole discretion. Licensee shall endeavor to submit the Materials and requests for approval or other action by Licensor early enough to avoid unnecessary time pressure on Licensor. Requests for approvals of the Materials must be accompanied by an approval form provided by Licensor. Licensor shall

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

                  indicate the reasons for disapprovals and the changes needed to obtain approval. Any approval Licensor may give will not constitute or imply a representation or belief by Licensor that such materials comply with any applicable Laws. Without limiting Licensor's right to approve the Materials under this Subparagraph 7.1, Licensor hereby recognizes and acknowledges that Licensor's timely processing of the Materials is important to Licensee's ability to perform its obligations under this Agreement. Licensee hereby recognizes and acknowledges that Licensor's ability to process the Materials is often dependent on, and subject to, extenuating factors, including, but not limited to, when Licensee submits materials, the quality of the materials submitted, the volume of materials submitted (including by other licensees), and the need or requirement for Licensor to consult with third parties to obtain certain approvals. In order to facilitate and expedite the process of submitting and approving the Materials so as to meet the concerns of both parties, Licensor and Licensee hereby agree that, immediately upon the execution of this Agreement, each party shall designate a representative to draft a set of detailed written artwork submission and approval policies and guidelines (the "Policy"). The Policy shall be in place on or before January 1, 1998. Licensor and Licensee shall periodically review and, as necessary, revise the Policy to ensure it is properly functioning. Licensor and Licensee shall also give priority to establishing computer links to facilitate and improve upon the submission and approval of the Materials.

         7.2 Subject to the provisions set forth in the Policy, as early as possible, and in any case before commercial production of the Book, Licensee shall submit to Licensor for Licensor's review and written approval all aspects of the Book, at each stage of creation, including, but not limited to, any concepts (covers and interiors), story outlines, layouts, rough pencils, tight pencils, final art, mechanicals, pre-press proofs (digital proof for mechanicals plus a film proof), manuscript drafts, finished manuscripts and sample of paper stock and sound/electronics (if any), and shall supply from the first print run, and each subsequent print run, samples for Licensor's written approval. Licensee shall ensure that each copy thereafter printed shall conform in all respects to what has been approved by Licensor and shall not ship or deliver copies of the Book which do not so conform. If any nonconforming Book is sold by Licensee, Licensor may, in addition to any other remedies available to Licensor (including, but not limited to, termination of this Agreement), by written notice require such Book to be immediately withdrawn from the market. Licensee acknowledges that Licensor may not approve concepts or artwork submitted near the end of the Term. Licensee further acknowledges that the fact that artwork has been created by an artist recommended by Licensor or by an artist who has worked in the past on a Disney publication does not mean that any such artwork will necessarily be approved in connection with the Book licensed hereunder.

  8.     APPROVAL OF PRODUCTION SAMPLES

         8.1 Before shipping the Book to any customer, Licensee agrees to furnish to Licensor, from the first production run of each supplier of the Book, for Licensor's approval of all aspects thereof, samples, with packaging, if any, which shall conform to the approved pre-production samples. Approval or disapproval of the artwork as it appears in the Book, as well as of the quality of the Book, shall lie in Licensor's sole discretion and may, among other things, be based on unacceptable quality of the artwork or of any part of the Book as manufactured. Any part not so approved shall be deemed unlicensed, shall not be sold and, unless otherwise agreed by Licensor in writing, shall be destroyed. Such destruction shall be attested to in a certificate signed by one of Licensee's officers. Production samples of the Book for which Licensor has approved a pre-production sample shall be deemed approved, unless within twenty (20) days of Licensor's receipt of such production sample Licensor notifies Licensee to the contrary. Any approval of a production sample attributable to Licensor shall not constitute or imply a representation or belief by Licensor that such production sample complies with applicable Laws.

         8.2 Licensee agrees to make available at no charge such additional samples of the Book as Licensor may from time to time reasonably request for the purpose of comparison with earlier samples or for Licensor's anti-piracy efforts, or to test for compliance with applicable Laws, and to permit Licensor to inspect Licensee's manufacturing operations and testing records (and those of Licensee's Suppliers) of the Book.

         8.3 Licensee acknowledges that Licensor may disapprove any part of the Book or a production run of the Book because the quality is unacceptable to Licensor, and accordingly, Licensor recommends that Licensee submit production samples to Licensor for approval before committing to a large original production run or to purchase a large shipment from a new supplier.

         8.4 No modification of an approved production sample shall be made without Licensor's further prior written approval. The Book must conform in all respects to the approved production samples. It is understood that if in Licensor's reasonable judgment the quality of the Book as originally approved has deteriorated in later production runs, or if the Book has otherwise been altered, Licensor may, in addition to other remedies available to Licensor, by written notice require such Books to be withdrawn immediately from the market.

         8.5 Any part of the Book not meeting the standard of approved samples shall be destroyed or all Licensed Property shall be removed or obliterated therefrom.

         8.6 Licensee is responsible for the consistent quality and safety of the Book and its compliance with applicable Laws, Licensor will not unreasonably object to any change in the design of the Book or in the materials used in the manufacture of the Book or in the process of manufacturing the Book which Licensee advises Licensor in writing is intended to make the Book safer or more durable.

         8.7 Licensor shall have the right, by written notice to Licensee, to require modification of any part of the Book approved by Licensor under this or any previous agreement between Licensee and Licensor pertaining to the Licensed Property. Likewise, if the Term of this Agreement is extended by mutual agreement, or pursuant to Subparagraph 2.7, Licensor shall have the right, by written notice to Licensee, to require modification of any part of the Book approved by Licensor under this Agreement. It is understood that there is no obligation upon either party to extend the Agreement, except as may be provided in Subparagraph 2.7.

         8.8 If Licensor notifies Licensee of a required modification under Subparagraph 8.7 above, such notification shall advise Licensee of the nature of the changes required. If the required modification is material to the integrity of the Book, the Licensed Property in the Book, and/or the Disney Property (as defined below), then Licensee shall not accept any order for the Book until it has been resubmitted to Licensor with such changes and Licensee has received Licensor's written approval of the Book as modified. However, Licensee may continue to distribute Licensee's inventory of the previously approved Book until such inventory has been exhausted (unless the Book is dangerously defective, as determined by Licensor.

         8.9 Without limiting Licensor's approval rights under this Paragraph 8, the Policy referenced in Subparagraph 7.1 shall include provisions governing all submissions and approvals which are the subject of this Paragraph 8.

9.       THIRD PARTY APPROVALS

         9.1 No material which is owned by a third party or in which a third party has rights shall be embodied in the Book or used in conjunction with the Book, unless Licensor has given knowing prior approval in writing, such approval to be granted or withheld within Licensor's sole discretion. In the event that Licensor does so approve, Licensee shall obtain all necessary licenses (and all other licenses required by Licensor) for the use of such material (including but not limited to all audio elements, if any) in or in conjunction with the Book.

         9.2 Except with respect to material supplied by Licensor, Licensee shall pay and be solely responsible for the payment of all obligations to third parties arising from the manufacture, distribution, advertising and sale of the Book, including, but not

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997


                  limited to, payments to designers, printers, recording artists, musicians and applicable unions and guilds, and shall pay or cause to be paid to the copyright proprietors of the material referenced in Subparagraph 9.1 above, or to their duly authorized agents, all royalties and other sums (including the full statutory mechanical royalty rate if required for audio material) which may become due under and in accordance with said licenses and all applicable Laws.

         9.3 Licensee understands that Licensor's interim and final approvals or disapprovals of the Book or any part of the contents of the Book may depend on whether necessary permissions from third parties have been obtained.

10.      COMPLIANCE WITH APPLICABLE LAWS AND STANDARDS

         10.1 Licensee covenants that the Book and any component thereof distributed hereunder shall be of good quality and free of defects in design, materials and workmanship, and shall comply with all applicable Laws, and such specifications, if any, as may have been specified in connection with this Agreement and shall conform to the sample thereof approved by Licensor. Licensee covenants that it will comply with all applicable Laws in performing this Agreement, including but not limited to, those pertaining to the manufacture, pricing, sale and distribution of the Book.

         10.2 Without limiting the foregoing, Licensee covenants on behalf of Licensee's own company, and agrees to require all Suppliers to covenant by signing the Supplier's Agreement (referenced in Paragraph 11 below), as follows:

                  (i) Licensee and the Suppliers agree not to use child labor in the manufacturing, packaging or distribution of the Book. The term "child" refers to a person younger than the local legal minimum age for employment or the age for completing compulsory education, but in no case shall any child younger than fifteen (15) years of age (or fourteen (14) years of age where local law allows) be employed in the manufacturing, packaging or distribution of the Book. Licensee and the Suppliers employing young persons who do not fall within the definition of "children" agree also to comply with any Laws applicable to such persons.

                  (ii) Licensee and the Suppliers agree only to employ persons whose presence is voluntary. Licensee and the Suppliers agree not to use any forced or involuntary labor, whether prison, bonded, indentured or otherwise.

                  (iii) Licensee and the Suppliers agree to treat each employee with dignity and respect, and not to use corporal punishment, threats of violence, or other forms of physical, sexual, psychological or verbal harassment or abuse.

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

                  (iv) Licensee and the Suppliers agree not to discriminate in hiring and employment practices, including salary, benefits, advancement, discipline, termination, or retirement, on the basis of race, religion, age, nationality, social or ethnic origin, sexual orientation, gender, political opinion or disability.

                  (v) Licensee and the Suppliers recognize that wages are essential to meeting employees' basic needs.
                           Licensee and the Suppliers agree to comply, at a minimum, with all applicable wage and hour Laws, including minimum wage, overtime, maximum hours, piece rates and other elements of compensation, and to provide legally mandated benefits. If local Laws do not provide for overtime pay, Licensee and the Suppliers agree to pay at least regular wages for overtime work. Except in extraordinary business circumstances, Licensee and the Suppliers will not require employees to work more than the lesser of (a) 48 hours per week and 12 hours overtime or (b) the limits on regular and overtime hours allowed by local law, or, where local law does not limit the hours of work, the regular work week in such country plus 12 hours overtime. In addition, except in extraordinary business circumstances, employees will be entitled to at least one day off in every seven-day period. Licensee and the Suppliers agree that, where local industry standards are higher than applicable legal requirements, they will meet the higher standards.

                  (vi) Licensee and the Suppliers agree to provide employees with a safe and healthy workplace in compliance with all applicable Laws, ensuring, at a minimum, reasonable access to potable water and sanitary facilities, fire safety and adequate lighting and ventilation. Licensee and the Suppliers also agree to ensure that the same standards of health and safety are applied in any housing they provide for employees. Licensee and the Suppliers agree to provide Licensor with all information Licensor may request about manufacturing, packaging and distribution facilities for the Book.

                  (vii) Licensee and the Suppliers agree to respect the rights of employees to associate, organize and bargain collectively in a lawful and peaceful manner, without penalty or interference, in accordance with applicable Laws.

                  (viii) Licensee and the Suppliers agree to comply with all applicable environmental Laws.

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997


                  (ix) Licensee and the Suppliers agree to comply with all applicable Laws, including those pertaining to the manufacture, pricing, sale and distribution of the Book.

                  (x) Licensee and the Suppliers agree that Licensor and its designated agents (including third parties) may engage in monitoring activities to confirm compliance with this Paragraph 10, including unannounced on-site inspections of manufacturing, packaging and distribution facilities, and employer-provided housing, such inspections to include reviews of books and records relating to employment matters and private interviews with employees. Licensee and the Suppliers agree to maintain on site all documentation necessary to demonstrate compliance with this Paragraph 10. Licensee agrees to promptly reimburse Disney for the actual costs of inspections performed pursuant to this Paragraph 10 when any of Licensee's manufacturing facilities or any Suppliers do not pass the inspection(s).

                  (xi) Licensee and the Suppliers agree to take appropriate steps to ensure that the provisions of this code of conduct (the "Code of Conduct") are communicated to employees, including the prominent posting of a copy of the Code of Conduct for Suppliers and Licensees, (copies of which are attached hereto as Exhibits 3 and 4, respectively), as may be applicable, in the local language and in a place readily accessible to employees at all times.

         10.3 Licensee agrees to take appropriate steps, in consultation with Licensor, to develop, implement and maintain procedures to evaluate and monitor the Suppliers it uses to manufacture the Book or any components thereof, and to ensure compliance with this Paragraph 10, including but not limited to, unannounced on-site inspections of manufacturing, packaging and distribution facilities and employer-provided housing, reviews of books and records relating to employment matters and private interviews with employees.

         10.4 Both before and after Licensee puts the Book on the market, Licensee shall follow reasonable and proper procedures for testing that the Book complies with all applicable product safety Laws, and shall permit Licensor's designees to inspect testing, manufacturing and quality control records and procedures and to test the Book for compliance with product safety and other applicable Laws. Licensee agrees to promptly reimburse Licensor for the actual costs of such testing if the Book fails to comply with such Laws. Licensee shall also give due consideration to any recommendations by Licensor that the Book exceeds the requirements of applicable Laws. Books not manufactured, packaged or distributed in accordance with applicable Laws shall be deemed unapproved, even if previously approved

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

                  by Licensor, and shall not be shipped unless and until they have been brought into full compliance therewith.

11.      PRINTING AND/OR MANUFACTURING BY THIRD PARTIES

         11.1 All film positives/negatives and other reproduction material used in the manufacture of the Book shall be prepared only by Licensee, or by a third party under Licensee's control and who has been approved by Licensor and who has executed and delivered to Licensor the Supplier's Agreement in the form attached hereto as Exhibit 1, and the Book shall be printed only by Licensee or by a printer approved by Licensor who has executed and delivered to Licensor the said Supplier's Agreement. Licensor hereby approves the Suppliers and printers identified on the list attached hereto as
                  Exhibit 6.

         11.2 Licensee shall, upon Licensor's request, deliver to Licensor, or to publishers designated by Licensor, one or more duplicate sets of all film positives, film negatives and other reproduction material used in the manufacture of the Book, and Licensor or such publishers, as the case may be, shall reimburse Licensee for the actual cost of duplicating any such materials delivered as well as for the actual cost of removing Licensee's trade dress from any such materials. In no case shall the charge for such material exceed the lowest price Licensee charges other publishers for similar material. Without limiting the foregoing, Licensor shall not authorize any publisher who is licensed by Licensor to publish in the United States or Canada to repurpose any covers of the Book or to repurpose substantial quantities of artwork or text from the Book without Licensee's prior consent. The foregoing sentence shall apply only to books published during the Term and in the Territory which are similar in format, price point, and distribution channel to the Book.

         11.3 Licensee agrees to supply Licensor with the names and addresses of all of its own manufacturing facilities for the Book. If Licensee at any time desires to have any non-printed components of the Book containing Licensed Property manufactured by a third party, whether the third party is located within or outside the United States, Licensee must, as a condition to the continuation of this Agreement, notify Licensor of the accurate name and complete address of such Supplier and the Book or components involved and obtain Licensor's prior written permission to do so. If Licensor is prepared to grant permission, Licensor will do so if Licensee and each of Licensee's Suppliers sign a Consent/Manufacturer's Agreement in a form which Licensor will furnish to Licensee and Licensor receives all such agreements properly signed.

         11.4 Licensor shall use reasonable efforts not to disclose the names of Licensee's Suppliers to third parties, including Affiliates of Licensor, except as may be

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

                  necessary to enforce Licensor's contract rights or protect Licensor's trademarks, copyrights, and intellectual property.

         11.5 If any such Supplier utilizes the Licensed Property or trademarks for any unauthorized purpose, Licensee shall cooperate fully in bringing such utilization to an immediate halt. If, by reason of Licensee's not having supplied the above-mentioned agreements to Licensor or not having given Licensor the name of any Supplier, Licensor makes any representation or takes any action and is thereby subjected to any penalty or expense, Licensee will fully compensate Licensor for any cost or loss Licensor sustains (in addition to any other legal or equitable remedies available to Licensor).

12.      ADVERTISING

         12.1 Licensee may, subject to receiving Licensor's prior written approval in each case, advertise the Book in newspapers, periodicals, magazines and other publications and, in catalogs, on billboards, radio, television or by other advertising or promotional techniques; provided, however, that all photography, artwork, text, scripts and storyboards for all advertising shall be submitted to Licensor for its prior review and written approval as to the content of such advertising. Licensor's approval or lack thereof will be given in a timely fashion. As a condition to the right of public distribution licensed hereunder, appropriate and legally sufficient copyright notice in the name of Disney Enterprises, Inc. (hereinafter referred in this Agreement as "Disney Enterprises") shall be included in all advertising for the Book in which any of Disney's characters or other copyrighted materials appear.

         12.2 Following the expiration or termination of this Agreement, and the Sell-off Period, if any, Licensee will not advertise or promote the Book in any manner or issue any offering literature or material with respect thereto.

         12.3 Licensee warrants that all advertising and promotions for the Book shall comply with all applicable Laws and shall not infringe the rights of any person or entity. Licensor's approval for the use or manner of use of any proposed advertising or promotion hereunder shall not constitute an opinion as to the legal appropriateness or adequacy of such use or manner of use, and Licensee shall be solely responsible for any liability or risk of liability arising out of, or connected with, the use of any such proposed advertising or promotion.

13.      PROMOTION COMMITMENT

         Licensee agrees to carry out the Promotion Commitment set forth in Subparagraph 1.10 above.

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997


14.      COMMON MARKETING FUND

         14.1 Licensee shall pay to Licensor an amount equal to [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission] (the "Common Marketing Fund Payment"), which amount Licensee agrees to pay Licensor concurrently with Royalties due each Royalty Payment Period as detailed in Paragraph 21 hereof. Licensee further agrees to pay Licensor the following sums as a guarantee of such minimum payment (the "CMF Guarantee") on Licensee's cumulative sales in the following periods and as non-refundable installments of such guarantee payments (the "CMF Advances"), due and payable on the dates indicated below:

                  [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997


         14.2 The Common Marketing Fund Payment as defined hereinabove shall be placed in a general fund for use in promoting the Licensed Property, Disney characters, Disney's copyrights, and trademarks (which may include the Licensed Property) and licensee activities generally, all as Licensor deems appropriate in Licensor's sole discretion. Such funds shall be expended by Licensor and/or Licensor's designees (but not paid to Licensor's own employees for services they render) in the amounts and in the manner Licensor deems most appropriate in order to provide national, territorial, regional or local advertising, marketing and promotion, and market research related thereto, of the License Property licensed hereunder or other Disney properties in the same property classification. [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

         14.3 Licensee agrees to pay in full the CMF Advances on account of the CMF Guarantee to accrue during the Term only and only with respect to sales in the Territory. In addition, with Licensee's statement for each Royalty Payment Period ending on a date indicated hereinabove with respect to the CMF Guarantee, Licensee shall pay Licensor the amount, if any, by which cumulative payment made with respect to sales in the Territory during any period or periods covered by such provision fall short of the amount of the CMF Guarantee specified for that period.

15.      OWNERSHIP

         15.1 Licensee acknowledges that the copyrights and all other proprietary rights in and to the Licensed Property are exclusively owned by and reserved to Disney Enterprises. Licensee shall neither acquire nor assert any proprietary right, interest, or title to any character used in the Book, to the title of the Book, or to any other material prepared for or contained on or in the Book, or to any copy, reproduction, translation, or derivative work thereof (collectively referred to herein as "Disney Property") in any format or media, now existing or hereafter developed, through the exercise of any rights granted to Licensee hereunder. All

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997


                  copyrights and trademarks, service marks, trade dress, and tradenames pertaining to the Book, as well as all rights of every kind in and to the Disney Property, shall be Disney Enterprises' exclusive property, except such trademarks, tradenames or service marks as do not relate to any Disney material and do relate to the business name of the Licensee or the name of any line of books heretofore published by Licensee. No part of the Book or excerpt therefrom may be used by or under the authority of Licensee in any way separate from the Book without Licensor's prior written consent. Licensor acknowledges Licensee's exclusive rights in and to Licensee's trademarks, tradenames, service marks, and trade dress used in connection with Licensee's own publishing activities, including, without limitation, Licensee's distinctive differentiated book spine treatment (collectively, the "Golden Marks). Licensor agrees that it will not use, or knowingly allow the use by a publishing licensee (in connection with that licensee's publishing activities authorized by Licensor), any such Golden Marks or any marks that are confusingly similar in the reasonable judgment of Licensee without Licensee's prior written consent. If Licensee becomes aware of any such unauthorized use before Licensor does, then Licensee shall promptly notify Licensor and provide Licensor with an opportunity to take reasonable corrective action.

         15.2 If Licensee creates or acquires material for use in the Book, whether or not based on or using Disney Enterprises' characters, and whether or not actually used in the Book or published, such material shall be deemed a work-for-hire for Disney Enterprises and all ownership rights (including but not limited to the copyright therein) shall belong to Disney Enterprises. Licensee agrees that prior to the creation of any such material by third parties, Licensee shall cause the artists and/or writers who create such material, or the owners of the rights thereto, to execute the work for hire/copyright assignment agreement in the form attached hereto as Exhibit 2, agreeing that all such material shall be considered a work-made-for-hire for Disney Enterprises and fully releasing or assigning to Disney Enterprises all rights in such material, including but not limited to all copyrights, so that all such rights shall inure to Disney Enterprises and become a part of Disney Enterprises' copyright and other rights in and to the Book. Licensee shall provide Licensor with a copy of every work for hire/copyright assignment agreement, and any other agreement entered into with respect to the ownership of the Book. Licensee agrees that it will not give, or agree to give, credit of any kind to any such artists or writers without the prior written approval of Licensor.

         15.3 Subject to the rights granted hereunder, title (including copyright and physical ownership) to all material objects incorporating the Disney Property (including without limitation, original drawings and illustrations used in the Book or in promotional or advertising material which portray the Disney Property as well as all photographs and reproductions of the originals), whether supplied by Licensor or prepared by or for Licensee, shall be in Disney Enterprises, and in no event

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

                  shall Licensee sell or lease the use of any such material objects or otherwise part with control thereof. Such material objects shall be delivered to Licensor in good condition (subject to normal wear and tear) upon request, at Licensee's sole expense. If Licensee advises Licensor that any such material objects requested to be returned are being utilized by Licensee for the current development of any title to the Book, then Licensor shall allow Licensee ninety (90) days to create films or other reproduction material necessary for the manufacture of the Book, after which the requested materials must be immediately returned.

         15.4 Licensee hereby assigns to Disney Enterprises all right, title and interest (including but not limited to all copyright(s) and any extensions and renewals thereof) throughout the universe in perpetuity which Licensee may have acquired relating to any and all material prepared or published hereunder or contemplated hereby, or relating to the Disney Property or its use of the same hereunder. Licensee hereby appoints Licensor to act as Licensee's attorney-in-fact to execute any documents in Licensee's name and/or on Licensee's behalf necessary to grant or assign such copyrights or other rights to Disney Enterprises.

16.      COPYRIGHT NOTICE

         As a condition to the grant of rights hereunder, each copy of the Book, and any other matter containing Licensed Property, shall bear a properly located permanently affixed copyright notice comprised of c in a circle, plus a yeardate of publication, plus "Disney Enterprises, Inc.", and for those versions of the Book containing Disney-stylized Winnie The Pooh characters, "Based on the Pooh stories by A.A. Milne (copyright the Pooh Properties Trust)" or such other notices as Licensor specifies to Licensee in writing, together with such other notice of copyright or trademark as may be prescribed or required by Laws applicable to the Territory in order to establish, protect, and preserve Disney Enterprises' copyrights and trademarks. If, through inadvertence or otherwise, a copyright notice on the Book or other such matter should appear in Licensee's name or the name of a third party, Licensee hereby agrees to assign to Disney Enterprises the copyright represented by any such copyright notice in Licensee's name and, upon request, cause the execution and delivery to Licensor of whatever documents are necessary to convey to Disney Enterprises that copyright represented by any such copyright notice. If, by inadvertence, a proper copyright notice is omitted from the Book or any other matter containing Licensed Property, Licensee agrees at Licensee's expense to use all reasonable efforts to correct the omission on the Book or other matter in the process of manufacture or in distribution. Licensee agrees to advise Licensor promptly and in writing of the steps being taken to correct any such omission and to make the corrections on existing copies of the Book which can be located. Licensee shall also include such credit lines in the Book as Licensor may require by written notice to Licensee, provided that Licensor shall not require such credit lines to interfere with the Licensee's line look or to be obtrusive.

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

17.      REGISTRATIONS

         Except with Licensor's written consent, neither Licensee nor any Affiliate of Licensee will register or attempt to register in any country copyright in the Book and/or in any part of the Disney Property, and/or any trademark which is identical with any mark used by Disney or which is so similar thereto as to present, within the reasonable judgment of Licensor, a likelihood of confusion. In the event of a breach of the foregoing, Licensee agrees, at Licensee's expense and at Licensor's request, immediately to terminate the unauthorized registration activity and promptly to execute and deliver, or cause to be delivered, to Licensor such assignments and other documents as Licensor may require to transfer to Disney Enterprises all rights to the registrations or applications involved.

18.      UNLICENSED USE OF LICENSED PROPERTY

         18.1 Licensee agrees that Licensee will not use the Licensed Property, or the trademarks, or any other material the copyright to which is owned by Disney Enterprises in any way other than as herein authorized (or as is authorized in any other written contract in effect between the parties). In addition to any other remedy Licensor may have, Licensee agrees that all revenues from any use thereof on products other than the Book (unless authorized by Licensor in writing), and all revenues from the use of any other copyrighted material of Disney Enterprises' without written authorization, shall be immediately payable to Licensor.

         18.2 Licensee agrees to give Licensor prompt written notice of any unlicensed use by third parties of the Licensed Property or trademarks of which Licensee becomes aware, and that Licensee will not, without Licensor's written consent, bring or cause to be brought any criminal prosecution, lawsuit or administrative action for infringement, interference with or violation of any rights to the Book, its contents and/or the characters. Because of the need for and the high costs of an effective anti-piracy enforcement program, Licensee agrees to cooperate with Licensor and, if necessary, to be named by Licensor as a sole complainant or co-complainant in any action against an infringer of the Licensed Property and, notwithstanding any right of Licensee to recover same, legal or otherwise, Licensee agrees to pay to Licensor, and hereby waives all claims to, all damages or other monetary relief recovered in such action by reason of a judgment or settlement whether or not such damages or other monetary relief, or any part thereof, represent or are intended to represent injury sustained by Licensee as a licensee hereunder; in any such action against an infringer, Licensor agrees to reimburse Licensee for reasonable expenses incurred at Licensor's request, including reasonable attorney's fees and disbursements if Licensor has requested Licensee to retain separate counsel.

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997


19.      WARRANTIES AND INDEMNITIES

         19.1 Licensee hereby represents and warrants that any material used in the Book, other than material supplied by Licensor, shall not infringe upon or interfere with any common law right, or any other right, of any person or entity, and that the creation, manufacture, publishing, marketing, pre-pricing, pricing, sale and distribution of the Book shall be in compliance with all applicable Laws and shall not infringe the rights of any person or entity. Without limiting the foregoing, Licensee represents and warrants that no such material shall infringe any copyright or defame or invade the rights of privacy or publicity of any person or entity. Licensee further represents and warrants that it will not use or allow the use of the name "Walt Disney" or the name "Disney", or the name or likeness of the fanciful characters of Disney or any name, mark, emblem, logo or designation that suggests or implies an association with Disney, for any purpose other than as specified in this Agreement, unless explicitly authorized by Licensor in writing to do so.

         19.2 Licensee hereby indemnifies and holds Disney harmless, during and after the Term hereof, against all claims, demands, suits, judgments, losses, liabilities (including settlements entered into in good faith with Licensee's consent, not to be unreasonably withheld) and expenses of any nature (including reasonable attorneys' fees and disbursements) arising out of Licensee's activities under this Agreement, including but not limited to, any actual or alleged: (1) negligent acts or omissions on Licensee's part,
                  (2) defect (whether obvious or hidden and whether or not present in any sample approved by Licensor) in the Book, (3) personal injury, (4) infringement of any rights of any other person by the manufacture, sale, possession or use of the Book, (5) breach on Licensee's part of any covenant, representation or warranty contained in this Agreement or
                  (6) failure of the Book, or by Licensee, to comply with applicable Laws. The parties indemnified hereunder shall include Licensor, and its parent, successors and subsidiaries, and their officers, directors, employees and agents. The indemnity shall not apply to any claim or liability relating to any infringement of the copyright of a third party caused by Licensee's utilization of the Licensed Property in accordance with the provisions hereof, unless such claim or liability arises out of Licensee's failure to obtain the full assignment of rights referenced in Paragraph 15 above.

         19.3 Licensor hereby represents and warrants that the Disney Property supplied by Licensor hereunder shall not infringe the copyright of any third party or any right granted by Licensor to such third party. Licensor hereby indemnifies and holds Licensee harmless during and after the Term hereof against all claims, demands, suits, judgments, losses, liabilities, (including settlements entered into in good faith with Licensor's consent, not to be unreasonably withheld), and expenses of

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

                  any nature (including reasonable attorney's fees and disbursements) arising out of any claim that Licensee's use of any representation of the Licensed Property approved in accordance with the provisions of this Agreement infringes the copyright of any third party or infringes any right granted by Licensor to such third party, except for claims arising out of Licensee's failure to obtain the full assignment of rights referenced in Paragraph 15 above. In no event shall Licensor be liable for lost profits. Without limiting the generality of this Subparagraph 19.3, if during the term of this Agreement Licensor enters into another licensed publishing agreement for the Territory in which Licensor agrees to provide representations and warranties which exceed the scope of this Subparagraph 19.3, then such additional representations and warranties shall be included in the representations and warranties provided by Licensor herein.

         19.4 If by reason of any claims referred to in Subparagraph 19.3 above, Licensee is precluded from selling any stock of the Book or utilizing any materials in Licensee's possession or which come into Licensee's possession by reason of any required recall, Licensor shall be obligated to purchase such Books and materials from Licensee at the out-of-pocket cost to Licensee, excluding overhead, but Licensor shall have no other responsibility or liability with respect to such Books or materials, except that the Advance and Guarantee shall be adjusted to correspond to the time remaining in the Term at the date of the purchase by Licensor.

         19.5 Licensor gives no warranty or indemnity with respect to any liability or expense arising from any claim that use of the Licensed Property or the trademarks on or in connection with the Book hereunder or any packaging, advertising or promotional material infringes on any trademark right of any third party or otherwise constitutes unfair competition by reason of any prior rights acquired by such third party, other than rights acquired from Disney Enterprises. It is expressly agreed that it is Licensee's responsibility to carry out such investigations as Licensee may deem appropriate to establish that the Book, packaging, and promotional and advertising material which are manufactured or created hereunder, including any use made of the Licensed Property and the trademarks therewith, do not infringe such right of any third party, and Licensor shall not be liable to Licensee if such infringement occurs.

         19.6 Licensee and Licensor agree to give each other prompt written notice of any claim or suit which may arise under the indemnity provisions set forth above. Without limiting the foregoing, Licensee agrees to give Licensor written notice of any product liability claim made or suit filed with respect to the Book, any investigations or directives regarding the Book issued by the Consumer Product Safety Commission ("CPSC") or other federal, state or local consumer safety agency, and any notices sent by Licensee to, or received by Licensee from,

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

                  the CPSC or other consumer safety agency regarding the Book within seven (7) days of Licensee's receipt or promulgation of the claim, suit, investigation, directive, or notice.

20.      INSURANCE

         Licensee shall maintain in full force and effect at all times while this Agreement is in effect, and for three (3) years thereafter, commercial general liability insurance on a per occurrence form, including broad form coverage for contractual liability, property damage, products liability and personal injury liability (including bodily injury and death), waiving subrogation, with minimum limits of no less than two million United States Dollars (U.S. $2,000,000.00) per occurrence, and naming as additional insureds those indemnified in Subparagraph 19 hereof. Licensee also agrees to maintain in full force and effect at all times while this Agreement is in effect such Worker's Compensation Insurance as is required by applicable law and Employer's Liability Insurance with minimum limits of one million United States Dollars (U.S. $1,000,000.00) per occurrence. All insurance shall be primary and not contributory. Licensee shall deliver to Licensor a certificate(s) of insurance evidencing satisfactory coverage and indicating that Licensor shall receive thirty (30) days unrestricted prior written notice of cancellation, non-renewal, or material change in coverage. Licensee's insurance shall be carried by an insurer with a Best Guide rating of B + VII or better. Compliance herewith in no way limits Licensee's indemnity obligations, except to the extent that Licensee's insurance company actually pays Licensor amounts which Licensee would otherwise pay Licensor.

21.      STATEMENTS AND PAYMENT OF ROYALTIES

         21.1 Licensee agrees to pay and shall pay to Licensor all Royalties required under this Agreement. Licensee shall submit to Licensor statements of account so as to be received by Licensor no later than twenty-five (25) days after the end of each Royalty Payment Period during the Term. Licensee shall submit such statements of account regardless of whether any sales have taken place and/or any Royalties are payable to Licensor. Licensee's statements shall be on forms substantially similar to those designated by Licensor for Licensee's use (a sample copy of the current form is attached hereto as Exhibit 7), showing all information requested by such forms (subject to Subparagraph
                  21.8 below), including but not limited to the following:

                  If Licensee's Royalty calculation is based on a percentage of the suggested retail price ("SRP") of the Book:

                  (i)      Licensee's product number, ISBN, and title;

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997


                  (ii)     the Royalty rate code as provided by Licensor;

                  (iii)    the applicable SRP Royalty rate;

                  (iv)     the applicable Net Invoiced Billings ("NIB")
                           Royalty rate;

                  (v) the gross quantities by title of the Book sold (a sale of the Book shall be deemed to have occurred on the date the Book is shipped to the customer);

                  (vi)     the SRP(s) on which the Royalty is calculated;

                  (vii) the sum of the units sold multiplied by the applicable SRP ("Gross SRP Dollars)

                  (viii)   Net Invoiced Billings ("NIB Dollars");

                  (ix) the applicable SRP Royalty rate multiplied by Gross SRP Dollars;

                  (x)      the applicable NIB Royalty rate multiplied by NIB
                           Dollars;

                  (xi)     the Royalty payment due; and

                  (xii)    a separate report for each item number (i) through
                           (xi) above as they apply to returns.

                  If Licensee's Royalty calculation is based on Net Invoiced
                  Billings:

                  (i)      Licensee's product number, ISBN, and title;

                  (ii)     the Royalty rate code as provided by Licensor;

                  (iii)    the applicable NIB Royalty rate;

                  (iv) the gross quantities by title of the Book sold (a sale of the Book shall be deemed to have occurred on the date the Book is shipped to the customer);

                  (v)      NIB Dollars;

                  (vi)     the Royalty payment due; and

                  (vii)    a separate report for each item number (i) through
                           (vi) above as they apply to returns.

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

                  Sales to countries other than the United States, if any such are permitted, shall be reported separately by country. Royalty payments shown as due shall be delivered to Licensor with such statements; provided, however, that Licensee shall deliver directly to Licensor's Canadian office, at the address listed below in Subparagraph 21.4, Royalties payable on sales of the Book in Canada and a separate statement of account for such sales. GST applicable to Royalties or to any other payments due to Licensor shall be indicated on Licensee's statements of account for Canada and paid to Licensor along with the Royalty or other payment. Royalties are also payable, and due with such statements, on inventory shrinkage that exceeds [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission] (excluding free copies authorized pursuant to Subparagraph 1.6(viii) above). Inventory shrinkage means the reduction in Licensee's inventory of the Book not caused by sales or damaged copies. To the extent that Royalties are not paid, Licensor may offset Royalties due hereunder against any sums which Licensor or any of its Affiliates may owe to Licensee or any of its Affiliates. No deduction or withholding from Royalties payable to Licensor shall be made by reason of any tax. Any applicable tax on the manufacture, distribution and sale of the Book shall be borne by Licensee.

         21.2 The statement forms Licensor designates for Licensee's use may be changed from time to time, and Licensee agrees to use the most current form Licensor provides to Licensee. Licensee shall fully comply with all of Licensor's instructions for completing such forms. Licensee shall submit, concurrently with Licensee's written statement of account for each Royalty Payment Period, an electronic version (e.g., computer diskette or electronic transmission) of such statement of account. Licensee shall continue to submit, in electronic or written form, the "Supplemental Schedule" which Licensee has heretofore been submitting to Licensor in conjunction with Licensee's statements of account, identifying the new titles being sold for each Royalty Payment Period.

         21.3 Sales of books licensed under contracts with Licensor other than this Agreement shall not be reported on the same statement as sales of the Book under this Agreement.

         21.4 Licensee's payments, including all Royalties (excluding Royalties payable to Canada), shall be delivered to the attention of the Disney Publishing Group, P.O. Box 101947, Atlanta, Georgia 30392. A copy of each statement and payment must be sent to The Disney Publishing Group, 500 South Buena Vista Street, Burbank, California 91521-6311, to the attention of Disney Licensed Publishing. If Licensee wishes to send statements and payments by overnight courier, please use the following address: The Disney Publishing Group, 3800 West Alameda Avenue, 17th Floor, Burbank, California 91505-6311, Attention Disney Licensed Publishing. Any Advances should be mailed directly to The Disney Publishing Group, 3800 West Alameda Avenue, 16th Floor, Burbank, California 91505-6292,

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

                  to the attention of the Contract Administrator. Statements and Royalties payable to Canada shall be delivered to Disney Worldwide Services, Inc. - T6071, P.O. Box 6100, Postal Station "F", Toronto, Ontario M4Y 2Z2.

         21.5 Licensee shall indicate on Licensee's statement of account the amount of any reserve for returns maintained. Licensee shall not maintain an unreasonable reserve for returns. In no event shall Licensee's reserve for returns exceed [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission] of the Royalties due in the Royalty Payment Period being reported, unless Licensee has obtained the prior written consent of Licensor. In the event that actual returns exceed the reserve for returns and cannot be recouped out of Royalties otherwise due in the relevant Royalty Payment Period, or any subsequent Royalty Payment Period, Licensor shall refund at the end of the Term unearned Royalties previously paid in excess of any Advances, and subject to payment by Licensee when due of any guarantee obligation. Such refund may be applied by Licensor against any late charges that may be due by Licensee hereunder. In the event that reserves exceed actual returns, Licensee shall pay Royalties on the difference with Licensee's final statement of account for the Term. Licensee may report returns during the Term of the Agreement only. In no event may Licensee report returns which occur during the Sell-off Period, if granted. For purposes of clarity, in no event shall Licensee be entitled to offset any returns against Licensee's Guarantee obligations. Without limiting the generality of the foregoing, once Licensee has attained the capability to report actual returns on a consistent basis and can demonstrate to Licensor the need to increase the allowable reserve for returns percentage, Licensor shall in good faith consider permitting a reasonable increase.

         21.6 Within thirty (30) days prior to the beginning of each Royalty Payment Period and within ninety (90) days prior to the beginning of each Guarantee period, Licensee shall submit to Licensor a forecast of the expected Net Invoiced Billings, projected unit volumes to be sold, unit volumes to be returned, reserve percentages, suggested retail prices, and Royalties for each title of the Book for each respective time period.

        21.7 Licensee shall take all necessary steps to ensure that its information systems, including without limitation, all its proprietary and all third party hardware and software, process dates correctly prior to, during and after the calendar year 2000 ("Year 2000 Compliance"). Year 2000 Compliance shall include, without limitation, correct century recognition, calculations that properly accommodate same century and multi-century formulas and date values, and interface values that reflect the appropriate century. Necessary steps to ensure Year 2000 Compliance shall include, without limitation, analysis of all components of Licensee's information systems and, as necessary, development, installation and testing of software fixes, patches and/or updates. In a timely manner, but no later

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

                  than December 31, 1998, Licensee shall advise Licensor in writing whether or not its information systems are Year 2000 Compliant. If Licensee advises Licensor that Licensee's information systems are not Year 2000 Compliant, Licensee shall endeavor to ensure that its information systems are substantially Year 2000 Compliant on or before June 30, 1999.

         21.8 Without limiting the generality of this Paragraph 21, Licensor recognizes and acknowledges that Licensee's current automated accounting system may not have the capability to report all of the information required by Licensor, including the information required under Subparagraphs 21.1 and 21.6 above. Licensee represents that it is currently working to improve its automated accounting system so as to be in a position to provide Licensor with all of the information requested by Licensor for reporting purposes under those Subparagraphs by January 1, 2000. Until such time, Licensee shall not be deemed to be in breach of Subparagraphs 21.1 or 21.6 if Licensee (a) uses its best efforts to report to Licensor the maximum amount of information required under Subparagraphs 21.1 and 21.6 which Licensee is reasonably capable of reporting and (b) Licensee provides Licensor any such additional information required, if reasonably available and whether or not contained in Licensee's automated accounting system, on an as-needed basis when requested by Licensor, including, but not limited to, in connection with Licensor's audit rights under Paragraph 23 below.

22.      INTEREST

         Royalties, audit findings or any other payments due to Licensor hereunder which are received after the due date shall bear interest at the rate of [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission] per annum from the due date, or at the maximum rate permissible by law if less than [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

23.      AUDITS AND MAINTAINING RECORDS

         23.1 Licensee agrees to keep and preserve accurate records, during the Term hereof and for two (2) years after the expiration or termination of this Agreement, of all transactions relating to this Agreement and any prior agreement with Licensor regarding the Licensed Property, including, without limitation, print runs, shipments to Licensee of the Book and any components thereof, inventory records, records of sales and shipments by Licensee, and records of returns. Licensor, and/or a representative of Licensor, shall have the right at any time, during the Term hereof and for two (2) years after the expiration or termination of this Agreement, during reasonable business hours upon a prior request made by Licensor, to examine and make extracts from all such records, including the general ledger, invoices, and any other records which Licensor reasonably deems appropriate to verify the accuracy of Licensee's statements of account or

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997


                  Licensee's performance under this Agreement. Licensee acknowledges that Licensor may furnish Licensee with an audit questionnaire, and Licensee agrees to fully and accurately complete such questionnaire, and return it to Licensor within the designated time. Licensor's use of an audit questionnaire shall not limit Licensor's ability to conduct any on-site audit(s) as provided above. Licensee acknowledges that an audit conducted by Licensor or its representatives, may involve one or more license agreements at a time.

         23.2 If in any audit of Licensee's records it is determined that there is a shortfall of five percent (5%) or more in Royalties reported for any Royalty Payment Period, Licensee shall, upon request from Licensor, reimburse Licensor for the full out-of-pocket costs of the audit, including the costs of employee auditors calculated at their then current hourly rate per person for travel time during normal working hours and actual working time.

         23.3 If Licensee has failed to keep accurate records for one or more Royalty Payment Periods, Licensor will assume that the Royalties owed to Licensor for such Royalty Payment Period(s) are equal to a reasonable amount, determined in Licensor's absolute discretion, which may be up to, but will not exceed, the highest Royalties owed to Licensor in a Royalty Payment Period for which Licensee has kept accurate records. If Licensee has failed to keep adequate records for any Royalty Payment Period, Licensor will assume a reasonable amount of Royalties which Licensee will owe to Licensor, based on the records Licensee has kept and other reasonable assumptions Licensor deems appropriate.

24.      WITHDRAWAL OF LICENSED MATERIAL

         Licensor may require Licensee to withhold and/or withdraw the Licensed Property, or any part thereof, the use or sale of which under this Agreement would infringe or reasonably be claimed to infringe the rights of a third party, other than rights granted by Disney Enterprises, in which case Licensor's obligations to Licensee shall be limited to the purchase at cost of the Books and other materials utilizing such withdrawn Licensed Property which cannot be used or sold. In the case of any withdrawal under the preceding sentence, the Advance and Guarantee shall be adjusted to correspond to the time remaining in the Term at the date of withdrawal.

25.      TERMINATION

         Without prejudice to any other right or remedy available to it, Licensor shall have the right at any time to terminate this Agreement, by giving written notice thereof, in the event of the occurrence of one (1) or more of the following:

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

         25.1 If Licensee delivers to any customer without Licensor's written authorization anything containing representations of the Licensed Property or other material the copyright or other proprietary rights to which are owned by Disney Enterprises, other than the Book described herein and approved in accordance with the provisions hereof and such breach is not cured within thirty (30) days after notification by Licensor of the breach (or, in the event of a breach which cannot be corrected within thirty (30) days, if Licensee fails to commence such correction within such thirty (30) day period and thereafter diligently prosecute it to completion); or

         25.2 If Licensee delivers the Book outside the Territory (unless the Book is destined for ultimate delivery in the Territory) or sells the Book to a third party if Licensee knows, or in the exercise of prudent business judgment should know, that such sale will result in delivery of the Book outside the Territory and such breach is not cured within thirty (30) days after notification by Licensor of the breach (or, in the event of a breach which cannot be corrected within thirty (30) days, if Licensee fails to commence such correction within such thirty (30) day period and thereafter diligently prosecute it to completion); or

         25.3 If Licensee fails to make any payment and/or furnish any statement as herein provided, and if such failure is not corrected within thirty (30) days following the date said statement or payment was due; or

         25.4 If Licensee shall breach any other terms of this Agreement and if any such breach is not corrected within thirty (30) days after notification by Licensor of the breach (or, in the event of a breach which cannot be corrected within thirty (30) days, if Licensee fails to commence such correction within such 30 day period and thereafter diligently prosecute it to completion); or

         25.5 If Licensee breaches any material term of any other agreement between the parties to this Agreement, and Licensor terminates such other agreement for cause; or

         25.6 If Licensee shall make any assignment for the benefit of creditors, or file a petition in bankruptcy, or be adjudged bankrupt, or become insolvent, or be placed in the hands of a receiver. The equivalent of any of the proceedings or acts referred to in this Subparagraph, though known and/or designated by some other name or term in any part of the Territory shall likewise constitute a ground for termination of this Agreement by Licensor; or

         25.7 If Licensee is not permitted or is unable to operate its business in the usual manner, or is not permitted or is unable to provide Licensor with assurances satisfactory to Licensor that Licensee will so operate Licensee's business, as debtor in possession or its equivalent, or is not permitted, unable to otherwise

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

                  meet Licensee's obligations under this Agreement or to provide Licensor with assurance satisfactory to Licensor that Licensee will meet such obligations; or

         25.8 If [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission] during the Term of this Agreement (and any extension thereof) Licensee breaches any material provision of this Agreement which is of the same nature, and which violates the same provision of this Agreement, as a breach of which Licensor has previously given Licensee written notice; or

         25.9 If Licensee transfers or attempts to transfer this Agreement in contravention of Paragraph 27 below; or

         25.10 If [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission] during the Term of this Agreement (and any extension thereof) Licensee breaches any covenant set forth in Paragraph 10 of this Agreement after Licensor has previously given Licensee written notice of a breach of any covenant set forth in such Paragraph 10; or

         25.11 If [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission] Consent/Manufacturer's Agreements or Supplier's Agreements, either combined or separately, are terminated in any twelve-month period by Licensor for the Suppliers' failure to pass compliance inspections as referenced in Paragraphs 10 and 11 above; and/or

         25.12 If Licensee materially breaches any provision of the Warrant, and such breach is not cured within thirty (30) days after notification by Licensor of the breach (or, in the event of a breach which cannot be corrected within thirty (30) days, if Licensee fails to commence such correction within such thirty (30) day period and thereafter diligently prosecute it to completion).

26.      RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION

         26.1 Upon the expiration or termination of this Agreement, all rights granted herein to Licensee shall revert to Licensor, any unpaid portion of the Guarantee shall be due and payable in accordance with the provisions set forth in Subparagraph
                  4.1 below, and Licensor shall be entitled to retain any and all consideration paid to Licensor and other things of value paid or delivered to Licensor.

         26.2 Licensee agrees that the Book shall be manufactured during the Term in quantities consistent with anticipated demand therefor so as not to result in an excessive inventory build-up immediately prior to the end of the Term.
                  Licensee agrees that from the expiration or termination of this Agreement, Licensee shall neither manufacture nor have manufactured for Licensee the Book, and that except as

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

                  hereinafter may be provided, Licensee will cease selling the Book. Any unauthorized distribution of the Book after the expiration or termination of this Agreement shall constitute copyright infringement.

         26.3 If Licensee has any unsold copies of the Book in inventory on the expiration or termination date, Licensee shall provide Licensor with a full itemized statement, certified by an authorized accredited officer of Licensee, of all unsold copies of the Book remaining in stock. If such statement has been provided to Licensor and if Licensee has complied with the material terms of this Agreement, including the payment of all Royalties due and the Guarantee, upon notice from Licensor, Licensee shall have the right to fill orders, as authorized under Paragraph 2 above, from its then remaining stocks of the Book for a limited period of twelve (12) calendar months following the expiration of the Term by the passage of time (the "Sell-off Period"). Licensee shall consult with Licensor regarding its sell-off plan and sell off remaining stocks of the Book only pursuant to such plan and in such distribution channels as are mutually acceptable to the parties. Licensee shall furnish Licensor with statements of account covering such sales and pay Licensor Royalties upon such sales. Such Royalties shall not be applied against the Advance or towards meeting the Guarantee. All rights and remedies available to Licensor during the Term shall be equally available to Licensor during the Sell-off Period.

         26.4 Following the expiration of the Sell-off Period, Licensee shall provide Licensor with an itemized statement of all unsold copies of the Book remaining in stock. All unsold copies of the Book shall, at the end of the Sell-off Period (or, if there is no Sell-off Period, upon the expiration or earlier termination of the Term), at Licensor's option, be sold to Licensor at Licensee's actual cost of manufacture, excluding overhead, or shall be destroyed, and Licensee shall furnish Licensor with an affidavit of such destruction signed by a principal officer of Licensee.

         26.5 Licensee agrees that all pre-pricing and pricing of the Book shall be in compliance with any and all Laws applicable thereto. In recognition of Licensor's interest in maintaining a stable and viable market for the Book during and after the Term and any Sell-off Period, Licensee agrees to refrain from "dumping" the Book in the market during the Term and any Sell-off Period granted to Licensee. [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

         26.6 Except as otherwise agreed by Licensor in writing, any inventory of the Book in Licensee's possession or control after the expiration or termination of this Agreement, and any Sell-off Period granted hereunder, shall be destroyed, or all Licensed Property removed or obliterated therefrom.

         26.7 At the expiration or earlier termination of this Agreement, Licensee agrees to deliver to Licensor, without charge to Licensor, any and all artwork, including without limitation, reference materials, mechanicals, digital files, original manuscripts and paintings, film and film positives/negatives, four-color separations, photographs, transparencies, film proofs, and any other reproduction material used in the creation, development, and manufacture of the Book, whether furnished by Licensor, created by Licensee or otherwise acquired by Licensee (the property rights in all of which such materials shall remain vested in Disney Enterprises at all times). If Licensee should for any reason fail to deliver such materials, or any part thereof, and Licensor thereafter must recreate such material, Licensee agrees to reimburse Licensor for the reasonable costs incurred by Licensor in so doing.

         26.8 Notwithstanding any provision to the contrary, in the case of termination under Subparagraphs 25.6 or 25.7 above, in order to protect the value of the Book and to avoid any disparagement of the Book which would occur as a result of the circumstances of termination, Licensor shall have the option, in Licensor's absolute discretion, to purchase any or all unsold copies of the Book in Licensee's inventory on the termination date at [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

27.      NON-ASSIGNABILITY

         27.1 This license and the rights granted and obligations undertaken hereunder are personal to Licensee. Licensee shall not voluntarily or by operation of law assign, sub-license, transfer, encumber or otherwise dispose of all or any part of Licensee's interest in this Agreement (including, but not limited to, any encumbrance of the Book) without Licensor's prior written consent, to be granted or withheld in Licensor's absolute discretion. Any attempted assignment, sub-license, transfer, encumbrance or other disposal without such consent shall be void and shall constitute a material default and breach of this Agreement. "Transfer" within the meaning of this Paragraph 27 shall include (1) any merger or consolidation involving Licensee or Golden Books Family Entertainment, Inc. ("GBFE"); (2) any sale or transfer of all or substantially all of Licensee's or GBFE's assets; (3) any transfer of Licensee's rights or duties hereunder to a division, business segment or other entity different from the one specifically referenced on page 1 hereof (or any sale or attempted sale of the Book under a trademark or trade name of such division, business segment or other entity);

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

                  (4) any public offering, or series of public offerings, whereby a cumulative total of thirty-three and one-third percent (33 1/3%) or more of the voting stock (or any other capital stock cumulatively convertible into the right to vote such percentage) of Licensee or GBFE is offered for purchase; and (5) any acquisition, or series of acquisitions, by any person or entity, or group of related persons or entities, of a cumulative total of thirty-three and one-third percent (33-1/3%) or more of the voting stock (or any other capital stock cumulatively convertible into the right to vote such percentage) or the Beneficial Ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of Licensee or GBFE.

         27.2 Licensee hereby represents that, as of the date of this Agreement, Golden Press Holdings, L.L.C. ("GPH") holds all Series "B" Preferred Shares in GBFE (the "Series B Shareholder"). For purposes of clarification, "transfer" within the meaning of this Paragraph 27 shall not include
                  (i) any conversion of Series "B" Preferred Shares into Common Shares by the Series B Shareholder or (ii) any actions described in the definition of "transfer" in Subparagraph 27.1 if such actions occur between or among E.M. Warburg Pincus & Company and its Affiliates. Licensee further represents that, as of the date of this Agreement, E.M. Warburg Pincus & Company, Warburg, Pincus & Co., Warburg Pincus Ventures, L.P., and their respective Affiliates are the Beneficial Owners (as defined above) of thirty-three and one-third percent (33-1/3%) or more of the voting stock (or other capital stock cumulatively convertible into the right to vote such percentage) of GBFE (the "Warburg Pincus Shares"). The following shall apply with respect to any transfer of the Warburg Pincus Shares which requires the consent of Licensor pursuant to Subparagraph 27.1 above:

                  (1) Licensor hereby consents to the transfer by a widely-distributed public offering of the Warburg Pincus Shares to individual investors [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

                  (2) [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

                  (3) [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

         27.3     Licensee agrees to provide Licensor with at least thirty
                  (30) days prior written notice of any desired assignment of this Agreement or other transfer as defined in this Paragraph 27. At the time Licensee gives such notice, Licensee shall provide Licensor with the information and documentation necessary to evaluate the contemplated transaction. Except as otherwise provided in Subparagraph
                  27.2 above, Licensor's consent (if given) to any assignment of this Agreement or other transfer as defined in this Paragraph 27 shall be subject to such terms and conditions as Licensor deems appropriate, including but not limited to, payment of a transfer fee. The amount of the transfer fee shall be determined by Licensor based upon the circumstances of the particular assignment or transfer, taking into account such factors as the estimated value of the license being assigned or otherwise transferred; the risk of business interruption or loss of quality, production or control Licensor may suffer as a result of the assignment or other transfer; the identity, reputation, creditworthiness, financial condition and business capabilities of the proposed assignee or other entity involved in the transfer; and Licensor's internal costs related to the assignment or other transfer; provided, however, in no event shall the transfer fee be less than [Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission] for any license between Licensor and Licensee involved in an assignment or other transfer. The foregoing transfer fee shall not apply if this Agreement is assigned to one or more of Licensee's Affiliates as part of a corporate reorganization exclusively among some or all of the entities existing in Licensee's corporate structure when this Agreement is signed; provided, however, that Licensee must give Licensor written notice of such assignment and a description of the reorganization. The provisions of this Subparagraph 27 shall supersede any conflicting provisions on this subject in any publishing license agreements previously entered into between Licensee and Licensor for this Territory.

         27.4 Notwithstanding Subparagraphs 27.1 and 27.3 above, Licensee may, upon Licensor's prior written consent sublicense Licensee's rights and/or obligations hereunder to any of Licensee's Affiliates, provided that each such Affiliate agrees to be bound by all of the terms and conditions of this Agreement, and provided that each such Affiliate agrees to guarantee Licensee's full performance of this Agreement (including, but not limited to, Paragraph 19) and to indemnify Licensor for any failure of such performance, and further provided that Licensee

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997


                  and each such Affiliate agree to provide Licensor with satisfactory documentation of such agreement(s), guarantee(s), and indemnification upon Licensor's request therefor. Licensee hereby irrevocably and unconditionally guarantees that any and all Affiliates sublicensed hereunder will observe and perform all of Licensee's obligations under this Agreement, including, but not limited to, the provisions governing approvals, and compliance with approved samples, applicable Laws, and all other provisions hereof, and that such companies will otherwise adhere strictly to all of the terms hereof and act in accordance with Licensee's obligations hereunder. Any involvement of an Affiliate in the activities which are the subject of this Agreement shall be deemed carried on pursuant to such a sublicense and thus covered by such guarantee; however, unless Licensee has obtained Licensor's consent to sublicense an Affiliate in each instance, such Affiliate shall be deemed to be included in the term "Licensee" for all purposes under this Agreement, and Licensor may treat such unapproved involvement of the Affiliate as a breach of the Agreement. In the event of any sublicense to an Affiliate hereunder, the reference in Subparagraph 27.1 to Licensee shall include such Affiliate sublicensee.

         27.5 Licensor's rights and obligations hereunder may be assigned, delegated or otherwise transferred by Licensor.

28.      NOTICES

         All notices which either party is required or may desire to serve upon the other party hereunder shall be in writing and addressed to the party to be served at the address set forth below, or to such other address as either party may hereafter designate:

         To Licensor:               Disney Licensed Publishing
                                    500 S. Buena Vista Street
                                    Burbank, California 91521
                                    Attention:  Vice-President

         With a copy to:            The Walt Disney Company
                                    114 Fifth Avenue
                                    New York, NY  10011
                                    Attention:  Kenneth E. Newman
                                    Vice President - Eastern Regional Counsel

         To Licensee:               Golden Books Publishing Company, Inc.
                                    888 Seventh Avenue
                                    New York, NY  10019
                                    Attention:  Willa Perlman

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997


         With a copy to:            Golden Books Publishing Company, Inc.
                                    888 Seventh Avenue
                                    New York, NY  10019
                                    Attention:  Philip Galanes, Esq.

         Any notice, served by either party, may be served personally or by depositing the same addressed as herein provided (unless and until otherwise notified), postage prepaid, in the official mail of the country in which deposited, or by documented overnight delivery service. Such notice shall be deemed to have been served upon personal delivery or upon the date of mailing. However, Licensor shall be deemed to have been served with a notice of a request for approval of materials under this Agreement only upon Licensor's actual receipt of the request and of any required accompanying materials.

29.      MUSIC

         Music is not licensed hereunder. Any charges, fees or royalties payable for music rights or any other rights not covered by this Agreement shall be additional to the Royalties and covered by separate agreement.

30.      GOODWILL

         Licensee hereby acknowledges that the rights and powers retained by Licensor hereunder are necessary to protect Disney Enterprises' copyrights and property rights, and, specifically, to conserve the goodwill and good name of Licensor's products and Licensor's Affiliates, the Disney Property and the name "Disney", and therefore Licensee agrees that Licensee will not allow the same to become involved in matters which will, or could, detract from or impugn the public acceptance and popularity thereof, or impair their legal status.

31.      RELATIONSHIP

         This Agreement does not provide for a joint venture, partnership, franchise, agency or employment relationship between the parties, or any other relationship than that of licensor and licensee.

32.      CONSTRUCTION

         The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against any of the parties. Headings of paragraphs herein are for convenience of reference only and are without substantive significance.

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997


33.      MODIFICATIONS OR EXTENSIONS OF THIS AGREEMENT

         Except as otherwise provided herein, this Agreement can only be extended or modified by a writing signed by both parties executed after the effective date hereof; provided, however, that certain modifications shall be effective if signed by the party to be charged and communicated to the other party.

34.      RESERVATION OF RIGHTS

         All rights not specifically granted and licensed to Licensee hereunder are reserved to Licensor.

35.      WAIVERS

         A waiver by either party at any time of a breach of any provision of this Agreement shall not apply to any breach of any other provision of this Agreement, or imply that a breach of the same provision at any other time has been or will be waived, or that this Agreement has been in any way amended, nor shall any failure by either party to object to conduct of the other be deemed to waive such party's right to claim that a repetition of such conduct is a breach hereof.

36.      SEVERABILITY

         In the event any provision contained herein is held to be unlawful or unenforceable, such provision shall be severable from the remaining provisions of this Agreement, which shall remain in full force and effect.

37.      CHOICE OF LAW AND FORUM

         This Agreement shall be deemed to be entered into in California and shall be governed and interpreted according to the laws of the State of California applicable to contracts made and to be fully performed in California. Any legal actions pertaining to this Agreement shall be commenced within the State of California and within either Los Angeles or Orange Counties, and Licensee hereby consents to the jurisdiction of the courts located in Los Angeles or Orange Counties.

38.      EQUITABLE RELIEF

         Licensee acknowledges that Licensor will have no adequate remedy at law if Licensee continues to manufacture, sell, advertise, promote or distribute the Book upon the expiration or termination of this Agreement. Licensee acknowledges and agrees that, in addition to any and all other remedies available to Licensor, Licensor shall have the right to have any such activity by Licensee restrained by equitable relief, including, but not

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997


         limited to, a temporary restraining order, a preliminary injunction, a permanent injunction, or such other alternative relief as may be appropriate, without the necessity of Licensor posting any bond.

39.      POWER TO SIGN

         The parties warrant and represent that their respective representatives signing this Agreement have full power and proper authority to sign this Agreement and to bind the parties.

40.      CONFIDENTIALITY

         40.1 Licensee represents and warrants that Licensee did not trade on the prospect of a license from Licensor, prior to full execution of this Agreement. Licensee agrees to keep the terms and conditions of this Agreement confidential, and Licensee shall not disclose such terms and conditions to any third party without obtaining Licensor's prior written consent; provided, however, that the terms and conditions of this Agreement may be disclosed on a need-to-know basis to Licensee's outside attorneys and accountants who agree to be bound by this confidentiality provision. In addition, Licensee may have access to information concerning Licensor's and/or its Affiliates' business and operations, and/or information concerning works in progress, artwork, plots, characters or other matters relating to Licensor's and/or its Affiliates' artistic creations, which information may not be accessible or known to the general public. Licensee agrees not to use or disclose such information to any third party without obtaining Licensor's prior written consent.

         40.2 Licensor agrees to use reasonable care to keep confidential those terms and conditions of this Agreement which are not standard terms and conditions contained in Licensor's licensed publishing agreements with other licensees, and Licensor shall not disclose such terms and conditions to any third party without obtaining Licensee's prior written consent;
                  provided, however, that the terms and conditions of this Agreement may be disclosed on a need-to-know basis to Licensee's outside attorneys and accountants who agree to be bound by this confidentiality provision. In addition, Licensor may have access to information concerning
                  Licensee's and/or its Affiliates' business and operations which information may not be accessible or known to the general public. Licensee agrees not to use or disclose such information to any third party without obtaining Licensor's prior written consent.

         40.3 In the event either party is required to disclose the information deemed confidential in Subparagraphs 40.1 and
                  40.2 above, pursuant to any law, court order or process, the rules and regulations of any governmental department,

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997

                  agency or authority (including, but not limited to, the Securities and Exchange Commission) or any generally accepted accounting rules mandating disclosure in the disclosing party's financial statements, the disclosing party agrees to give the non-disclosing party prior written notice and the disclosing party shall use its best efforts to obtain confidential treatment of the information required to be disclosed. Upon the non-disclosing party's request, the disclosing party agrees to incorporate, to the extent reasonably possible, the non-disclosing party's comments into the disclosing party's request for confidential treatment, provided such request and comments are received by the disclosing party within five (5) business days after receipt the notice referred to in the preceding sentence.

         40.4 Licensor and Licensee shall consult with each other before issuing any press release or making any public statement with respect to the execution, termination, expiration or terms and conditions of this Agreement. and, except as may be required by law, shall not issue any such press release or make any public statement unless the text of such statement shall first have been agreed upon by the parties.

41.      PREVIOUS AGREEMENTS

         Effective as of December 31, 1997, the 1992 Publishing License Agreement shall be, and is hereby, terminated. This Agreement, and any confidentiality agreement Licensee may have signed pertaining to any of the Licensed Property, contains the entire agreement between the parties concerning the subject matter hereof and supersedes any pre-existing or contemporaneous agreement and any oral or written communications between the parties.

42.      SURVIVAL OF OBLIGATIONS

         The respective obligations of the parties under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, including but not limited to indemnification, insurance, payment of Royalties, and

Golden books Publishing Company, Inc.
Agreement dated September 26, 1997


                  Paragraph 26 above, shall survive termination, cancellation or expiration of this Agreement.


ACCEPTED AND AGREED:

GOLDEN BOOKS PUBLISHING                       DISNEY BOOK PUBLISHING, INC.
COMPANY, INC.                                 DBA DISNEY LICENSED PUBLISHING

By: /s/ Willa Perlman                         By: /s/ Jan E. Smith
   ---------------------                         -------------------------

Title: President, Children's                  Title: Senior V.P. Disney
       Publishing Group                             ----------------------
       --------------------

Date: September 26, 1997                      Date: 9-26-97
     -------------------                           -----------------------

                     GOLDEN BOOKS PUBLISHING COMPANY, INC.
                      AGREEMENT DATED SEPTEMBER 26, 1997
                                  SCHEDULE A

                                "A" PROPERTIES

[Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

(18) Characters from each new major children-oriented Disney-branded feature animation film, animation video, and Disney-branded live action film released or re-released during the Term;

(19) Children-oriented television properties which Licensor has previously licensed to Licensee as well as new properties which are derived from the non-television Properties listed above and are developed by Disney for a children-oriented television series; and

(20) New children-oriented television properties originally developed by Disney or acquired by Disney, but only if Licensor and Licensee mutually agree to a program whereby Licensee shall provide sufficient publishing support for such new television property.

*Tentative title

Licensor shall determine the classification of any given property into "A", "B" or "C" Properties, in good faith, in Licensor's absolute discretion, and consistent with existing property classifications.

                     GOLDEN BOOKS PUBLISHING COMPANY, INC.
                      AGREEMENT DATED SEPTEMBER 26, 1997
                                  SCHEDULE A

                                "B" PROPERTIES

[Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

                     GOLDEN BOOKS PUBLISHING COMPANY, INC.
                      AGREEMENT DATED SEPTEMBER 26, 1997
                                  SCHEDULE A

                                "B" PROPERTIES

[Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

(24) Children-oriented television properties which Licensor has previously licensed to Licensee as well as new properties which are derived from the non-television Properties listed above and which are developed by Disney for a children-oriented television series; and

(25) New children-oriented television properties originally developed by Disney or acquired by Disney, but only if Licensor and Licensee mutually agree to a program whereby Licensee shall provide sufficient publishing support for such new television property.

*Tentative title

                     GOLDEN BOOKS PUBLISHING COMPANY, INC.
                      AGREEMENT DATED SEPTEMBER 26, 1997
                                  SCHEDULE A

                                "C" PROPERTIES

[Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

(19) Children-oriented television properties which Licensor has previously licensed to Licensee as well as new properties which are derived from the non-television Properties listed above and which are developed by Disney for a children-oriented television series; and

(20) New children-oriented television properties originally developed by Disney or acquired by Disney, but only if Licensor and Licensee mutually agree to a program whereby Licensee shall provide sufficient publishing support for such new television property.

                     GOLDEN BOOKS PUBLISHING COMPANY, INC.
                      AGREEMENT DATED SEPTEMBER 26, 1997
                                  SCHEDULE B
FORMATS                           [Intentionally omitted pursuant to a
                                   confidential treatment request and
                                   separately filed with the Commission]*



COLOR & ACTIVITY

Activity pads                                                              **
Color-by-Number                                                            **
Color Surprise (magic)                                                     **
Easy Peel Sticker books                                                    **
Foil sticker books                                                         **
Magic slates*                                                              **
Mark & See Magic                                                           **
Match & Color                                                              **
My Coloring book                                                           **
My First Activity book                                                     **
Paint with water                                                           **
Paint box books                                                            **
Paint `N' Marker                                                           **
Paper doll book                                                            **
Posters to color                                                           **
Press-out activity book                                                    **
Scented sticker book                                                       **
Shaped coloring book                                                       **
Special edition coloring book                                              **
Sticker by Number                                                          **
Sticker fun                                                                **
Super coloring book                                                        **
Super paint with water                                                     **
Tell-a-Story sticker book                                                  **
Trace & Color                                                              **

*Licensor and Licensee acknowledge that, prior to the date of this Agreement, they entered into two license agreements, dated August 26, 1996 and March 27, 1997, whereby Licensee has been granted the right to manufacture and sell Magic Slates(R) products utilizing the characters from Disney's Hercules and 101 Dalmatians. The parties hereby confirm that these two Magic Slates agreements shall expire on the expiration dates set forth in those respective agreements, unless earlier terminated, and that immediately upon such expiration or earlier termination, Licensee's right to utilize said characters in the Magic Slates format shall become part of and subject to the terms and conditions of this Agreement.

**[Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

For purposes of this Agreement, the term "Book," as it applies to the color and activity format, shall include, in addition to those color and activity formats listed hereinabove, the following:

         (a) Licensee's color and activity books, in which the Licensed Property is used, existing as of the date of this Agreement in the format specifications (e.g., trim size and page count) previously approved by Licensor under any prior license agreements between Licensor and Licensee (or their predecessors);

         (b) New color and activity formats developed by Licensee which meet each of the following criteria:

                  (i) Derivative of any color and activity formats approved by Licensor under this Agreement or under any prior license agreement between Licensor and Licensee (or their predecessors);

                  (ii) Similar in price point to any color and activity formats approved by Licensor under this Agreement or under any prior license agreement between Licensor and Licensee (or its predecessors); and

                  (iii) Subject to the same distribution channels authorized in Subparagraph 2.3 of this Agreement.

For purposes of this Agreement, the term "Book," as it applies to the color and activity format, shall not include the following:

         (a) Any product which is or could be reasonably construed as an entirely new category of product (e.g., educational workbooks or foreign language teaching products);

         (b) Any product which includes any new or substantially new technology, or a key component of which, was not contemplated by the scope of the authorized color and activity formats licensed hereunder (e.g., a talking coloring book or a color and activity book with a toy or audiocassette);

         (c) Any product which has been licensed by Licensor to another licensee as of the date of this Agreement, but only for the duration of the term of such license(s); and

         (d) Any product which, in whole or in part, falls outside of Licensor's customary licensed publishing business or which is published, manufactured or licensed or being published, manufactured or licensed by Licensor's Affiliates.

                     GOLDEN BOOKS PUBLISHING COMPANY, INC.
                      AGREEMENT DATED SEPTEMBER 26, 1997
                                  SCHEDULE B


FORMAT                              [Intentionally omitted pursuant to a
                                     confidential treatment request and
                                     separately filed with the Commission]*

STORYBOOK

Deluxe Super Shape book                                                  ***
Little Golden book                                                       ***
Look Look book                                                           ***
Super Shape book                                                         ***
First Little Golden book                                                 ***
Sturdy Shape book**                                                      ***
Little Look Look book                                                    ***
Little Little Golden book (2-pack)                                       ***
Little Super Shape                                                       ***
Little Golden Storybook                                                  ***

*Books are to be of a type and quality designed to sell for the suggested retail prices, provided, however, that Licensee has the absolute discretion to price the books as Licensee deems appropriate.

**Subject to Subparagraph 2.1 of this Agreement.

***[Intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

For purposes of this Agreement, the term "Book" as it applies to the storybook format shall include, in addition to those storybook formats listed above, storybooks developed by Licensee which contain minor modifications (e.g., trim size and page count) to the specifications of the storybook formats listed hereinabove and which are subject to the same distribution channels authorized in Subparagraph 2.3 of this Agreement. Nothing in this Agreement shall preclude Licensee from submitting for Licensor's consideration new storybook opportunities.

                     GOLDEN BOOKS PUBLISHING COMPANY, INC.
                      AGREEMENT DATED SEPTEMBER 26, 1997
                                  SCHEDULE C

[Two pages of text intentionally omitted pursuant to a confidential treatment request and separately filed with the Commission].

                             SUPPLIER'S AGREEMENT

                                   EXHIBIT 1



SUPPLIER:

         ------------------

         ------------------

         ------------------



Reference is made to the license agreement dated ________ between Disney Licensed Publishing ("Licensor") and ___________ ("Licensee") in which Licensor has licensed the publication by Licensee of ________________________________ (the "publication"). Licensor hereby authorizes you to prepare, from material supplied to you by Licensee and/or Licensor, reproduction material, including as applicable film positives, four color separations, photographs, transparencies, film negatives, black separations, black keyplate proofs and other reproduction material used in the manufacture of the publication, upon the condition that the Supplier shall sign and fully comply in all respects with this agreement. Failure of said condition shall entitle Licensor to terminate this agreement forthwith. The property rights (including but not limited to copyright and physical ownership) in all such materials shall remain vested in Disney Enterprises, Inc., at all times. Said reproduction material will be delivered by you to no one other than Licensee, or as Licensor may otherwise direct. Licensor shall be under no obligation to you with respect to such charges as may be incurred in connection with reproduction material prepared at the request of Licensee.

The Supplier signing below agrees that (except as may be authorized under a separate agreement with Licensor):

         1. The Supplier will not manufacture the publication or components thereof to the order of anyone but the Licensee, will invoice only the Licensee, will not ship to anyone other than the Licensee or Licensee's designees and will not ship after the expiration date of the License Agreement.

         2. The Supplier will not subcontract production of the publication or components thereof without Licensor's written consent.

         3. The Supplier will not (without Licensor's written consent) manufacture the publication or components thereof listed above, other than in accordance with this agreement.

         4. From time to time, the Supplier will permit Licensor's authorized representatives to inspect its activities and premises, accounting books and invoices relevant to its manufacture and supply of the publication.

         5. The Supplier will not publish or cause the publication of pictures from the publication in any other publication or promotional material, nor advertise the fact that it is permitted to manufacture the publication or components thereof, nor use the name "Disney" or any variant thereof without Licensor's prior written consent.

         6. In manufacturing the publication, the Supplier will comply with all applicable laws, regulations, voluntary industry standards, codes, or other obligations (collectively "Laws"), including but not limited to, applicable health and safety standards and labor laws for manufacturing operations. Specifically, the Supplier covenants that:

                  (a) The Supplier agrees not to use child labor in the manufacturing or packaging of the publication or components thereof. The term "child" refers to a person younger than the age for completing compulsory education, but in no case shall any child younger than fourteen (14) years of age be employed in the manufacturing or packaging of the publication or components thereof.

                  (b) The Supplier agrees to provide employees with a safe and healthy workplace in compliance with all applicable Laws. The Supplier agrees to provide Licensor with all information Licensor may request about manufacturing or packaging facilities for the publication or components thereof.

                  (c) The Supplier agrees only to employ persons whose presence is voluntary. The Supplier agrees not to use prison labor, or to use corporal punishment or other forms of mental or physical coercion as a form of discipline of employees.

                  (d) The Supplier agrees to comply with all applicable wage and hour Laws, including minimum wage, overtime, and maximum hours. The Supplier agrees to utilize fair employment practices as defined by applicable Laws.

                  (e) The Supplier agrees not to discriminate in hiring and employment practices on grounds of race, religion, national origin, political affiliation, sexual preference, or gender.

                  (f) The Supplier agrees to comply with all applicable environmental Laws.

                  (g) The Supplier agrees that Licensor may engage in activities such as unannounced on-site inspections of manufacturing or packaging facilities in order to monitor compliance with applicable Laws.

         7. Upon expiration or termination of the License Agreement, or upon notification by Licensor or Licensee, you will immediately cease manufacturing the publication and deliver to Licensor or its authorized representative such reproduction materials as are necessary for printing, and shall deliver to Licensee, or to Licensor if Licensor so requests, all artwork, textual and reproduction materials for the publication which Licensor or Licensee may have caused to be furnished to you, and all original and reproduction material prepared by you hereunder, unless Licensee has engaged you to do the printing, in which case you will deliver such original and reproduction material at such other time as Licensor may direct, or in the absence of such direction, upon completion of your use of such original and reproduction materials for the printing of the publication. Said materials shall be so delivered without charge other than the expense of delivery, and shall be complete and in reproduction condition. You agree to provide Licensor upon request, a statement and/or a duplicate invoice as to all materials provided to Licensee hereunder.


DISNEY LICENSED PUBLISHING                      ACCEPTED AND AGREED BY:


By:                                             By:
   --------------------------------                ----------------------------
                                                (to be signed by Supplier)

Title:                                          Title:
      -----------------------------                   -------------------------


Company:
        ---------------------------

                                   EXHIBIT 2

                 WORK FOR HIRE AGREEMENT/COPYRIGHT ASSIGNMENT

The undersigned agrees that for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all literary and/or artistic Work (collectively the "Work") written or otherwise created by the undersigned in connection with the publication tentatively entitled ___________________________________ (the "Publication") was written and/or otherwise created by the undersigned as a work made for hire for Disney Enterprises, Inc. ("Disney") pursuant to an agreement between the undersigned and _________________ ("Publisher") dated ________________________. The undersigned acknowledges that the Work was specially ordered or commissioned for use as a contribution to the Publication, that Disney owns throughout the universe in perpetuity all right, title and interest in the Work and the results and proceeds of the undersigned's services, that Disney shall be deemed the author of the Work for purposes of copyright and that Disney is entitled to the copyright(s) therein (and all renewals and extensions thereof), with the right to make such changes in the Work and uses thereof as Disney may from time to time determine within its sole discretion. The undersigned also assigns to Disney all now known and hereafter existing rights of every kind (including the copyright and all renewals and extensions thereof), throughout the universe in perpetuity and in all languages, pertaining to the Work for all now known and hereafter existing uses, media, and forms. The undersigned hereby waives any claims that the undersigned may now or hereafter have in any jurisdiction to so-called "moral rights" or rights of "droit moral" with respect to the Work.

The undersigned represents and warrants that, except as to any material provided to the undersigned by Publisher and/or Disney and incorporated in the Work, the Work is wholly original with the undersigned who is the sole creator thereof, the Work does not violate the rights of any third party, the Work is not the subject of any litigation or claim that might give rise to litigation, and that the undersigned has all rights necessary to convey the rights granted to Disney herein. The undersigned agrees to indemnify and hold harmless Publisher and Disney, their respective parent and affiliated companies, successors, licensees, and assigns against any breach of any of the foregoing representations and warranties. The undersigned agrees to execute such further documents and do such other acts as may be required by Disney to evidence or effectuate Disney's rights hereunder. Failure to do so shall automatically empower Disney as the undersigned's attorney-in-fact to execute such documents and do such acts in the place and stead of the undersigned. Disney's rights in the Work may be assigned, licensed, or otherwise transferred by Disney, and this Agreement shall inure to the benefit of Publisher's and Disney's respective successors, licensees, and assignees.

Print Name:
           -------------------------

Signature:
          --------------------------

Address:
        ----------------------------

------------------------------------

Date:
     -------------------------------

                                   EXHIBIT 3

                         CODE OF CONDUCT FOR SUPPLIERS

At The Walt Disney Company, we are committed to:

           o a standard of excellence in every aspect of our business and in every corner of the world;

           o   ethical and responsible conduct in all of our operations;

           o   respect for the rights of all individuals; and

           o   respect for the environment.

We expect these same commitments to be shared by all suppliers of Disney publications. At a minimum, we require that all suppliers of Disney publications meet the following standards:

CHILD LABOR                              Suppliers will not use child labor.

                                         The term "child" refers to a person
                                         younger than 15 (or 14 where local
                                         law allows) or, if higher, the local
                                         legal minimum age for employment or
                                         the age for completing compulsory
                                         education.

                                         Suppliers employing young persons who
                                         do not fall within the definition of
                                         "children" will also comply with any
                                         laws and regulations applicable to
                                         such persons.

INVOLUNTARY                              LABOR Suppliers will not use any
                                         forced or involuntary labor, whether
                                         prison, bonded, indentured or
                                         otherwise.

COERCION AND
HARASSMENT                               Suppliers will treat each employee
                                         with dignity and respect, and will
                                         not use corporal punishment, threats
                                         of violence or other forms of
                                         physical, sexual, psychological or
                                         verbal harassment or abuse.

NONDISCRIMINATION                        Suppliers will not discriminate in
                                         hiring and employment practices,
                                         including salary, benefits,
                                         advancement, discipline, termination
                                         or retirement, on the basisof race,
                                         religion, age, nationality, social or
                                         ethnic origin, sexual orientation,
                                         gender, political opinion or
                                         disability.

ASSOCIATION                              Suppliers will respect the rights of
                                         employees to associate, organize and
                                         bargain collectively in a lawful and
                                         peaceful manner, without penalty or
                                         interference.

HEALTH AND SAFETY Suppliers will provide employees with a safe and healthy workplace in compliance with all applicable laws and regulations, ensuring at a minimum, reasonable access to potable water and sanitary facilities, fire safety, and adequate lighting and ventilation.

                                         Suppliers will also ensure that the
                                         same standards of health and safety
                                         are applied in any housing that they
                                         provide for employees.

COMPENSATION                             We expect suppliers to recognize that
                                         wages are essential to meeting
                                         employees' basic needs. Suppliers
                                         will, at a minimum, comply with all
                                         applicable wage and hour laws and
                                         regulations, including those relating
                                         to minimum wages, overtime, maximum
                                         hours, piece rates and other elements
                                         of compensation, and provide legally
                                         mandated benefits. If local laws do
                                         not provide for overtime pay,
                                         suppliers will pay at least regular
                                         wages for overtime work. Except in
                                         extraordinary business circumstances,
                                         suppliers will not require employees
                                         to work more than the lesser of (a)
                                         48 hours per week and 12 hours
                                         overtime or (b) the limits on regular
                                         and overtime hours allowed by local
                                         law or, where local law does not
                                         limit the hours of work, the regular
                                         work week in such country plus 12
                                         hours overtime. In addition, except
                                         in extraordinary business
                                         circumstances, employees will be
                                         entitled to at least one day off in
                                         every seven-day period.

                                         Where local industry standards are
                                         higher than applicable legal
                                         requirements, we expect suppliers to
                                         meet the higher standards.

PROTECTION OF THE
ENVIRONMENT                              Suppliers will comply with all
                                         applicable environmental laws and
                                         regulations.

OTHER LAWS Suppliers will comply with all applicable laws and regulations, including those pertaining to the manufacture, pricing, sale and distribution of publications.

                                         All references to "applicable laws
                                         and regulations" in this Code of
                                         Conduct include local and national
                                         codes, rules and regulations as well
                                         as applicable treaties and voluntary
                                         industry standards.

SUBCONTRACTING                           Suppliers will not use subcontractors
                                         for the manufacture of Disney
                                         publications or components thereof
                                         without Disney's express written
                                         consent, and only after the
                                         subcontractor has entered into a
                                         written commitment with Disney to
                                         comply with this Code of Conduct.

MONITORING AND
COMPLIANCE                               Suppliers will authorize Disney and
                                         its designated agents (including
                                         third parties) to engage in
                                         monitoring activities to confirm
                                         compliance with this Code of Conduct,
                                         including unannounced on-site
                                         inspections of manufacturing
                                         facilities and employer-provided
                                         housing; reviews of books and records
                                         relating to employment matters; and
                                         private interviews with employees.
                                         Suppliers will maintain on site all
                                         documentation that may be needed to
                                         demonstrate compliance with this Code
                                         of Conduct.

PUBLICATION                              Suppliers will take appropriate steps
                                         to ensure that the provisions of this
                                         Code of Conduct are communicated to
                                         employees, including the prominent
                                         posting of a copy of this Code of
                                         Conduct, in the local language and in
                                         a place readily accessible to
                                         employees, at all times.

                                   EXHIBIT 4

                         CODE OF CONDUCT FOR LICENSEES


               At The Walt Disney Company, we are committed to:

               o a standard of excellence in every aspect of our business and in
               o every corner of the world; ethical and responsible conduct in
               o all of our operations; respect for the rights of all
               o individuals; and respect for the environment.

We expect these same commitments to be shared by all Disney licensees and the suppliers with which they work in the production of Disney publications. At a minimum, we require that all Disney licensees meet the following standards:

CONDUCT OF
MANUFACTURING              Licensees that engage directly in the manufacturing
                           of Disney publications will comply with all of the standards set forth in Disney's Code of Conduct for Suppliers, a copy of which is attached.

                           Licensees will ensure that each manufacturer other than the licensee also enters into a written commitment with Disney to comply with the standards set forth in Disney's Code of Conduct for Suppliers.

                           Licensees will prohibit suppliers from
                           subcontracting the manufacture of Disney publications or components thereof without Disney's express written consent, and only after the subcontractor has entered into a written commitment with Disney to comply with Disney's Code of Conduct for Suppliers.

MONITORING AND
COMPLIANCE                 Licensees will take appropriate steps, in
                           consultation with Disney, to develop, implement and maintain procedures to evaluate and monitor suppliers of Disney publications and ensure compliance with Disney's Code of Conduct for Suppliers, including unannounced on-site inspections of manufacturing facilities and employer-provided housing; review of books and records relating to employment matters; and private interviews with employees.

                           Licensees will authorize Disney and its designated agents (including third parties) to engage in similar monitoring activities to confirm Licensees' compliance with this Code of Conduct. Licensees will maintain on site all documentation that may be needed to demonstrate such compliance.

                                   EXHIBIT 5

                     DISNEY SPECIAL MARKETS APPROVAL FORM

APPROVAL ONLY
--------------------------------------------
APPROVAL & SPECIAL ROYALTY RATE
--------------------------------------------

DATE SUBMITTED
--------------------------------------------
DATE APPROVAL NEEDED
--------------------------------------------
GOLDEN SALESPERSON
--------------------------------------------
GOLDEN START SHIP
--------------------------------------------
GOLDEN END SHIP
--------------------------------------------


 ITEM #       FORMAT      TITLE     SRP
----------  ---------- ---------  -------

----------  ---------- ---------  -------

----------  ---------- ---------  -------

----------  ---------- ---------  -------

----------  ---------- ---------  -------

----------  ---------- ---------  -------

----------  ---------- ---------  -------

----------  ---------- ---------  -------

----------  ---------- ---------  -------
TOTAL
----------  ---------- ---------  -------

SPECIFICATION CHANGES TO TITLES:

NONE                     DESCRIPTION OF CHANGES
                         ----------------------------------------------------

                         ----------------------------------------------------

                         ----------------------------------------------------

-----------------------------------------------------------------------------

CUSTOMER
--------------------------------------------

CUSTOMER USE
--------------------------------------------

CUSTOMER RETAIL
--------------------------------------------


SELL PRICE
--------------------------------------------

PROJECTED UNITS
--------------------------------------------

TOTAL SALES
--------------------------------------------

-----------------------------------------------------------------------------

ROYALTY RATE
-----------------------------------------------------------------------------

UNIT RATE
-----------------------------------------------------------------------------

TOTAL ROYALTY
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

GOLDEN BUSINESS DEVELOPMENT APPROVAL:                   DATE
-----------------------------------------------------   -----------------

GOLDEN SPECIAL MARKETS APPROVAL:                        DATE
-----------------------------------------------------   -----------------

DISNEY APPROVAL:                                        DATE
                                                        -----------------
-----------------------------------------------------


-----------------------------------------------------------------------------

COMMENTS/APPROVAL CONDITIONS
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

                                   EXHIBIT 6